                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY REGISTRANT /X/           FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to [Section]240.14a-11(c) or
    [Section]240.14a-12

                                BBN CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                     / /

                (Name of Other Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11:

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

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

                                BBN CORPORATION
                            150 CAMBRIDGEPARK DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02140

                                                                 October 2, 1996

Dear Shareholder:

     You are cordially invited to attend the 1996 Annual Meeting of Shareholders of BBN Corporation. The Annual Meeting will be held in the Enterprise Room, 5th floor, State Street Bank Building, 225 Franklin Street, Boston, Massachusetts, on Wednesday, November 6, 1996, at 10:30 a.m.

     As set forth in the accompanying Notice and Proxy Statement, the primary business to come before this year's Meeting will include not only the election of directors, but also a proposal to increase the number of shares available under the Company's 1986 Stock Incentive Plan. The enclosed Proxy Statement fully describes these proposals, as well as other items to come before the Annual Meeting. We urge you to review the Proxy Statement carefully.

     We appreciate your continuing interest in the business of the Company and I personally hope that many of you will plan to attend this year's Annual Meeting.

     Whether or not you are able to attend, it is important that your shares be represented at the Annual Meeting. You are urged to vote, and then to sign, date, and mail the enclosed proxy card promptly.

                                            Very truly yours,

                                            /s/ GEORGE H. CONRADES

                                            GEORGE H. CONRADES
                                            Chairman of the Board, President,
                                            and Chief Executive Officer

                                BBN CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                NOVEMBER 6, 1996

To the Shareholders of
 BBN CORPORATION

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of BBN Corporation will be held in the Enterprise Room, 5th floor, State Street Bank Building, 225 Franklin Street, Boston, Massachusetts on Wednesday, November 6, 1996, at 10:30 a.m. (local time) for the following purposes:

     1. To elect two directors to serve as a class of directors, each for a term of three years and until his successor is chosen and qualified.

     2. To amend the Company's 1986 Stock Incentive Plan by increasing the number of shares available under the Plan from 3,850,000 shares to 4,700,000 shares; and to authorize the issuance of the additional shares of Common Stock under the Plan.

     3. To ratify the selection of the firm of Coopers & Lybrand L.L.P. as auditors of the Company for the fiscal year ending June 30, 1997.

     4. To consider and act upon any matters incidental to the foregoing purposes, or any of them, and any other matters which may properly come before said meeting and at any or all adjourned sessions thereof.

     The Board of Directors has fixed the close of business on September 17, 1996 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     Whether or not you expect to attend the meeting, you are urged to complete and sign the accompanying form of proxy and return it promptly in the enclosed envelope.

                                            NANCY J. NITIKMAN
                                            Clerk

Cambridge, Massachusetts
October 2, 1996

                                PROXY STATEMENT

     The enclosed form of proxy is solicited on behalf of the Board of Directors of BBN Corporation (the "Company" or "BBN") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held in the Enterprise Room, 5th floor, State Street Bank Building, 225 Franklin Street, Boston, Massachusetts on Wednesday, November 6, 1996, at 10:30 a.m., and at any and all adjourned sessions thereof. A proxy once given may be revoked by a shareholder, at any time before it is voted, by returning to the Company another properly signed proxy representing such shares and bearing a later date, or by otherwise delivering a written revocation to the Clerk of the Company. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Annual Meeting.

     It is expected that this Proxy Statement and the enclosed form of proxy will be mailed to shareholders commencing on or about October 2, 1996.

     In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below. As of September 17, 1996, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding and entitled to vote 20,962,734 shares of Common Stock, $1.00 par value. Each such share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting.

     The presence (in person or represented by proxy) of the holders of a majority in interest of the issued and outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business at the Annual Meeting.

     The nominees for election as directors at the Annual Meeting who receive a plurality of the votes properly cast for the election of directors shall be elected directors. The affirmative vote of a majority of the votes properly cast upon the question is required for the approval of the increase in the number of shares available (and the authorization of their issuance) under the 1986 Stock Incentive Plan (Item 2 of the accompanying Notice), although in order to list on the New York Stock Exchange the additional shares to be issuable under the 1986 Stock Incentive Plan, the total votes cast on Item 2 of the accompanying Notice must represent over 50% in interest of all shares entitled to vote on the proposal.

     The affirmative vote of a majority of the votes properly cast upon the question is required for the ratification of the selection of Coopers & Lybrand L.L.P. as independent auditors for the Company for the 1997 fiscal year (Item 3 of the accompanying Notice). The Company will count the total number of votes cast "for" approval of Items 2 and 3 for purposes of determining whether sufficient affirmative votes have been cast.

     The Company will count shares represented by proxies that withhold authority to vote for a nominee for election as a director, or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers and nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote, and the broker or nominee does not have the discretionary voting power in the particular matter) on any other matter, only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes, abstentions, or broker non-votes will be counted as "cast". As a result none of the withheld votes, abstentions, or broker non-votes will have any effect (outside of the NYSE listing requirements) on the outcome of voting on the matters under proposal in Items 2 and 3 of the accompanying Notice, even though persons analyzing the results of the voting on those Items may interpret the results differently.

     The Annual Report of the Company, including consolidated financial statements for the year ended June 30, 1996, is being mailed to the Company's shareholders with this Proxy Statement. The Annual Report is not a part of the proxy soliciting material.

                           1.  ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes of directors, with each class having a staggered three-year term. The total number of directors is divided among the three classes so that, as nearly as may be possible, each of the classes has the same number of directors. As a result of action taken at the 1995 Annual Meeting, the Board consisted of seven directors, three with terms expiring in 1996, two with terms expiring in 1997, and two with terms expiring in 1998. In April 1996, the Board expanded the number of directors to nine, and appointed Max D. Hopper as a director with a term expiring in 1997, and Regis McKenna as a director with a term expiring in 1998. Dr. George N. Hatsopoulos, who has served as a director of the Company since 1989, is currently serving as a director with a term expiring in 1996. Under the Company's mandatory retirement age policy for directors, Dr. Hatsopoulos will retire from the Board and will not be a candidate for election to the Board at the 1996 Annual Meeting, and his term as a director and as a member of all committees of the Board upon which he serves will expire on the date of the Annual Meeting.

     Consistent with Massachusetts law and notwithstanding any inconsistent terms of the Company's Bylaws superseded by the law, for purposes of election at the Annual Meeting, the Board has fixed the number of directors at eight. As a result, two directors are to be elected at the Annual Meeting as Class I directors, with terms which expire at the annual meeting to be held in 1999. The Board has nominated George H. Conrades and Stephen R. Levy for election as Class I directors, as listed below.

     The current terms of office of the Class II and Class III directors do not expire this year, and each of the directors in these classes continues in office. Such directors' current terms expire in 1997 and 1998, respectively.

     Each director will continue in office until his or her term expires and until his or her successor is chosen and qualified, or until earlier death, removal, or resignation.

     Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates for the election to the Board of Directors as Class I directors of the two nominees listed below.

     Management knows of no reason why either nominee should not be available for election to the Board of Directors at the time of the Annual Meeting. However, should either of the nominees not be available, it is the intention of the persons named as proxies to act with respect to the filling of that office by voting the shares to which the proxy relates, unless authority to do so has been withheld or limited in the proxy, for the election of such other person or persons as may be designated by the Board of Directors or, in the absence of such designation, in such other manner as they may, in their discretion, determine. In no event will the proxy be voted for any number of directors greater than two.

BIOGRAPHICAL INFORMATION

     The biographical information that follows includes (1) the name and age of each nominee as a
Class I  director and for each director continuing in office, (2) the principal occupation or employment of each during the past five years, (3) the period during which each has served as a director of the Company, (4) the principal other directorships held by each, (5) the number of whole shares of Common Stock of the Company beneficially owned by each (as determined under the rules and regulations of the Securities and Exchange Commission), directly or indirectly, as of
September 17, 1996, based upon information furnished by the nominee or director, (6) the percentage of the class outstanding so owned by each (where such percentage exceeds 1%), and (7) the date of the expiration of the term for which the nominees are candidates and for which the continuing directors hold office, and the class designation. Except as otherwise indicated, beneficial ownership consists of sole voting and investment power. Each of the nominees for election as a Class I director is currently a director of the Company, in Mr. Conrades' case upon election in December 1993 by action of the Board upon his employ by the Company as its chief executive officer, and in Mr. Levy's case upon election most recently by the shareholders at the 1993 Annual Meeting.

                                                                                SHARES OF COMMON
                                                                               STOCK BENEFICIALLY
                                                                      TERM         OWNED AS OF
                                                       DIRECTOR     EXPIRES/   SEPTEMBER 17, 1996;
       NAME AND PRINCIPAL OCCUPATION           AGE       SINCE        CLASS     PERCENT OF CLASS
       -----------------------------           ---     --------     --------   -------------------
  NOMINEES FOR DIRECTOR:
  George H. Conrades.......................     57       1993         1999/          553,452(2)(3)
    President and Chief Executive                                        I               2.6%
     Officer(1)
  Stephen R. Levy..........................     56       1973         1999/           72,227(5)
    Consultant and Private Investor(4)                                   I
  DIRECTORS CONTINUING IN OFFICE:
 + John M. Albertine.......................     52       1986         1997/           36,617(3)(8)
    Chairman of the Board and Chief                                     II
     Executive Officer of Albertine Enterprises,
     Inc.(6)(7)
 *Lucie J. Fjeldstad.......................     52       1994         1998/            3,250(10)
    President of the multimedia business                               III
    unit of Tektronix Inc. (9)
  Max D. Hopper............................     61       1996         1997/            6,875(3)(12)
    Consultant (11)                                                     II
  Regis McKenna............................     56       1996         1998/            5,854(3)(14)
    Chairman of Gemini-McKenna, High Tech                              III
    Strategies (13)
 +Andrew L. Nichols........................     60       1978         1998/           15,150(16)
    Partner of Choate, Hall & Stewart (15)                             III
*+Roger D. Wellington......................     69       1981         1997/           38,077(18)
    Consultant (17)                                                     II

---------------
     + Member of the Audit Committee of the Board of Directors.
     * Member of the Compensation and Stock Option Committee of the Board of Directors.

 (1) Mr. Conrades has been the President and Chief Executive Officer of the Company since January 1994. Prior to that time, he had been employed for over 30 years at International Business Machines Corporation.
     During his employment with IBM, Mr. Conrades held a number of marketing-management and general-management positions, including most recently senior vice president, corporate marketing and services and general manager of IBM United States, including hardware, software, maintenance, and services, with responsibility for all of that company's customer-related operations in the United States. Mr. Conrades retired from IBM in March 1992, and after that time and prior to his appointment as President of the Company, Mr. Conrades was consulting in venture capital businesses and was on the board of directors of several small technology ventures, including a subsidiary of the

     Company. Mr. Conrades is a director of Westinghouse Electric Corporation, Cubist Pharmaceuticals Corporation, and CRA Managed Care, Inc.

 (2) The shares shown as owned beneficially by Mr. Conrades include 32,202 shares owned jointly with his spouse, as to which shares Mr. Conrades and his spouse share voting and investment power, and 506,250 shares as to which Mr. Conrades has the right to acquire ownership through the exercise of those options, held by him under the stock option plans of the Company, which are exercisable within 60 days of September 17, 1996. Mr. Conrades also owns $50,000 principal amount of the Company's 6% Convertible Subordinated Debentures due 2012.

 (3) The shares shown as owned beneficially by Messrs. Conrades, Albertine, Hopper, and McKenna include 15,000, 1,000, 5,000, and 3,729 shares, respectively, sold to the director under the Company's 1996 Restricted Stock Plan at 75% of the fair market value of the shares on the date of sale. The shares are restricted as to transfer and the individual is required to offer the shares back to the Company at the price paid if the individual terminates his service relationship with the Company within 2 years of the date of acquisition.

 (4) Mr. Levy is Chairman of the Board Emeritus of the Company. Since his retirement as an employee of the Company in 1995, he has consulted for start-up ventures, in certain of which he has made private investments. Mr. Levy was an officer of the Company from 1970 to 1995, serving as President and Chief Executive Officer from 1976 to 1983; as Chairman of the Board and Chief Executive Officer from 1983 to 1993; as Chairman of the Board, President, and Chief Executive Officer in 1993; and as Chairman of the Board in 1994 and 1995. Mr. Levy is a director of Thermo Optek, Inc. and OneWave Inc.

 (5) The shares shown as owned beneficially by Mr. Levy include 32,995 shares held in his participant account under the BBN Retirement Trust.

 (6) Dr. Albertine has been Chairman of the Board and Chief Executive Officer of Albertine Enterprises, Inc., economic and public policy consultants, since its organization by him in 1990. Dr. Albertine is also Chairman of the Board of JIAN Group Holdings, LLC, a financial services consulting and holding company. Dr. Albertine was Vice Chairman of the Board of Farley Inc., a diversified manufacturing company, from 1986 to 1990, and Vice Chairman of the Board of its affiliate, Fruit of the Loom, Inc., a manufacturer of personal apparel, from 1987 to 1990. Dr. Albertine also held the office of Vice Chairman of the Company of West Point-Pepperell Inc., a textile manufacturer and an affiliate of Farley Inc., from 1989 to 1990. Dr. Albertine is a director of Thermo Electron Corporation and American Precision Industries, Inc.

 (7) In July 1991, an involuntary petition was filed against Farley Inc., of which Dr. Albertine was Vice Chairman of the Board from 1986 to 1990, under Chapter 7 of the Federal bankruptcy laws. In September 1991, Farley Inc. converted the Chapter 7 proceeding into a Chapter 11 reorganization, and a plan of reorganization was confirmed in December 1992. Also in 1992, Farley Inc.'s holdings in West Point-Pepperell Inc., of which Dr. Albertine served as Vice Chairman of the Company from 1989 to 1990, was financially restructured by exchanging equity for debt forgiveness, as part of a so-called "pre-packaged" Chapter 11 bankruptcy reorganization of the Farley Inc. affiliate owning West Point-Pepperell. Dr. Albertine had also served as Vice Chairman of the Farley Inc. affiliate owning West Point-Pepperell from 1989 to 1990.

 (8) The shares shown as owned beneficially by Dr. Albertine include 324 shares owned by Dr. Albertine's spouse, as to which shares Dr. Albertine disclaims beneficial ownership, and 2,250 shares as to which Dr. Albertine has the right to acquire ownership through the exercise of those options, held by him under the stock option plans of the Company, which are exercisable within 60 days of September 17, 1996. The shares shown as owned beneficially also include 17,509 shares represented by units allocated under the Company's deferred compensation plan for non-employee directors entitling Dr. Albertine as of July 1, 1996 to receive that number of shares on or after his deferral termination date.

 (9) Ms. Fjeldstad has been the President of the Video and Networking business unit of Tektronix Inc., a manufacturer of printers, displays, test instrumentation, and video equipment, since January 1995.

     During 1993 and 1994, she was President and Chief Executive Officer of Fjeldstad International, computing, telecommunications, media/entertainment, and consumer electronics industries consultants. Prior to that time, she had been employed for 25 years at International Business Machines Corporation. During her employment with IBM, Ms. Fjeldstad held a number of senior technical and management positions, including most recently corporate vice president, and general manager of multimedia (1992 to 1993); corporate vice president, and president of the multimedia and education division (1990 to 1992); and corporate vice president, and general manager of the general and public and academic section (1988 to 1990).

(10) The shares shown as owned beneficially by Ms. Fjeldstad include 2,250 shares as to which Ms. Fjeldstad has the right to acquire ownership through the exercise of those options, held by her under the stock option plans of the Company, which are exercisable within 60 days of September 17, 1996.

(11) Mr. Hopper serves as president and is the principal owner of Max D. Hopper Associates, Inc., an advanced information technologies consulting firm he founded in 1995. Prior to that time, Mr. Hopper had been chairman of The SABRE Group (a technology services group) of AMR Corporation since 1993, and a senior vice president of AMR (the parent of American Airlines) since 1985. Mr. Hopper is a director of Centura Software Corporation, Computer Language Research Inc., Gartner Group Inc., Scopus Technology Corporation, USData Corp., VTEL Corp., and Worldtalk Corporation.

(12) The shares shown as owned beneficially by Mr. Hopper include 1,875 shares as to which Mr. Hopper has the right to acquire ownership through the exercise of those options, held by him under the stock option plans of the Company, which are exercisable within 60 days of September 17, 1996.

(13) Mr. McKenna is chairman of Gemini McKenna, High Tech Strategies, a management and marketing consulting firm. Gemini McKenna is a venture formed in 1995 by Regis McKenna Inc., a marketing strategy company formed by Mr. McKenna in 1970, and Gemini Consulting, Inc. Mr. McKenna is also a venture partner of the venture capital firm of Kleiner Perkins Caufield & Byers, and is a director of Radius Inc.

(14) The shares shown as owned beneficially by Mr. McKenna include 1,875 shares as to which Mr. McKenna has the right to acquire ownership through the exercise of those options, held by him under the stock option plans of the Company, which are exercisable within 60 days of September 17, 1996. The shares shown as owned beneficially also include 250 shares represented by units allocated under the Company's deferred compensation plan for non-employee directors entitling Mr. McKenna as of July 1, 1996 to receive that number of shares on or after his deferral termination date.

(15) Mr. Nichols has been a partner of the law firm of Choate, Hall & Stewart, Boston, Massachusetts, since 1969. Choate, Hall & Stewart served as a counsel to the Company in fiscal 1996 and is expected to serve in such capacity in fiscal 1997.

(16) The shares shown as owned beneficially by Mr. Nichols include 900 shares owned by a partnership of which Mr. Nichols is a general partner and in which he has a 50% beneficial interest, and 12,250 shares as to which Mr. Nichols has the right to acquire ownership through the exercise of those options, held by him under the stock option plans of the Company, which are exercisable within 60 days of September 17, 1996.

(17) Mr. Wellington serves as President and Chief Executive Officer of Wellington Consultants, Inc. and of Wellington Associates, international business consulting firms he founded in 1994 and 1989, respectively. Prior to 1989, Mr. Wellington served as Chairman of the Board of Augat Inc., a manufacturer of electromechanical components, for more than five years. Prior to 1988, he also held the positions of President and Chief Executive Officer of Augat Inc. Mr. Wellington is a director of Thermo Electron Corporation.

(18) The shares shown as owned beneficially by Mr. Wellington include 12,250 shares as to which Mr. Wellington has the right to acquire ownership through the exercise of those options, held by him under the stock option plans of the Company, which are exercisable within 60 days of September 17, 1996.

The shares shown as owned beneficially also include 19,827 shares represented by units allocated under the Company's deferred compensation plan for non-employee directors entitling Mr. Wellington as of July 1, 1996 to receive that number of shares on or after his deferral termination date.

BOARD OF DIRECTORS AND COMMITTEE ORGANIZATION

     Compensation and Other Transactions. During the Company's fiscal year ended June 30, 1996, the Board of Directors of the Company held a total of 16 meetings. Each director who was not a full-time employee of the Company received an annual retainer of $10,000 for services as a director, plus $750 for each Board meeting attended by the individual during the year and for each date (other than the date of a meeting of the Board) on which the individual attended one or more meetings of committees of the Board, plus $375 for each date of a meeting of the Board on which the individual also attended one or more separate meetings of committees of the Board. Each incumbent director attended not less than 75% of the aggregate of the meetings of the Board and of the committees of which he or she was a member held during the fiscal year ended June 30, 1996.

     Under the Company's deferred compensation plan for non-employee directors, each non-employee director has the option to make an annual election to defer his or her compensation as a director and to receive the deferred amounts in shares of Common Stock, either after the individual ceases to be a director or after the individual retires from his or her principal occupation. Deferred compensation is credited in units of stock of the Company, based on the value of the Common Stock at the time so credited. Messrs. Albertine and McKenna currently participate in this plan; until January 1, 1996, Mr. Wellington also participated in the plan. At July 1, 1996, the three individuals had units under the plan entitling them to an aggregate of 37,586 shares of Common Stock.

     The Company's 1986 Stock Incentive Plan provides that an option to purchase 3,000 shares of Common Stock is granted automatically on an annual basis to each non-employee director, on the third business day following the date of each annual meeting of shareholders at which the eligible director is elected or continues to serve under an unexpired term. The exercise price of each option is equal to the fair market value per share of the Common Stock on the date the option is granted. Options granted to non-employee directors are for a term of 5 years, and vest in equal annual installments over the first four years (subject to acceleration in the event of the director's death, mandatory retirement from the Board by reason of age, or retirement by reason of disability).

     Dr. Albertine has served as a member of the Company's Board of Visitors since November 1995. The Board of Visitors is a business development group organized by the Company to seek out new opportunities for government business. Dr. Albertine has elected to defer his compensation as a member of the Board of Visitors (currently $2,000 per meeting attended) and to receive the deferred amounts in shares of Common Stock under the Company's deferred compensation plan for non-employee directors.

     Mr. McKenna provided consulting services relating to marketing and business communications to the Company and its subsidiaries from September 1994 to December 1995, for which services he received fees aggregating approximately $175,000. Mr. McKenna's consulting arrangement with the Company has concluded, and he became a director of the Company in April of 1996.

     Mr. Hopper provided consulting services relating to strategic marketing to the Company and its subsidiaries from March 1995 to March 1996, for which services he received fees aggregating approximately $50,000. Mr. Hopper's consulting arrangement with the Company has concluded, and he became a director of the Company in April of 1996.

     In fiscal 1996 the Company undertook a reorganization program to combine its Internet and internetworking services operations, and to focus its business principally on a range of Internet capabilities. A corollary of this focus was the elimination or sale of subsidiaries. In this connection, the portion of executive compensation related to subsidiary stock options has been largely terminated, replaced in most part by a replacement option program for shares in BBN. In this connection, Messrs. Hopper and McKenna, who each served as a director of the Company's BBN Planet subsidiary prior to his election as a director of

BBN, received a replacement option for 3,750 shares of BBN Common Stock in January 1996 in exchange for the termination of BBN Planet options owned by him. Also in connection with termination of the subsidiary option programs in BBN Planet Corporation and BBN HARK Systems Corporation, Mr. Conrades received replacement options as set forth in the table on Option Grants in Last Fiscal Year under the Caption "Compensation and Certain Other Transactions Involving Executive Officers" below, and Mr. Levy received a cash payment aggregating $79,688.

     In August and September 1996, each of Messrs. Albertine, Conrades, Hopper, and McKenna purchased 1,000, 15,000, 5,000, and 3,729 shares of Common Stock, respectively, from the Company under the Company's 1996 Restricted Stock Plan at 75% of the fair market value of the shares on the date of sale. The shares are restricted as to transfer and the individual is required to offer the shares back to the Company at the price paid if the individual terminates his service relationship with the Company within 2 years of the date of acquisition.

     Audit Committee. The Audit Committee of the Board of Directors held 4 meetings during the fiscal year ended June 30, 1996. In general, the function of the Audit Committee is to recommend to the Board of Directors the engagement or discharge of the independent auditors; to consider with the independent auditors the scope of their audit and their audit fees; to review with the independent auditors the scope and results of their audit and their report and management letters; to review non-audit professional services by generic classification to be provided by the independent auditors, to review the magnitude of the range of fees for such non-audit services, and to consider the independence of the independent auditors; to review with the independent auditors and with the internal auditors and management of the Company, the Company's policies and procedures with respect to internal auditing, accounting, and financial controls; and to review the financial reporting and accounting standards and principles of the Company. Messrs. Albertine, Nichols, and Wellington, none of whom is or has been an officer or employee of the Company, currently serve as the Audit Committee.

     Compensation Committee; Compensation Committee Interlocks and Insider Participation. The Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee") held 13 meetings during the fiscal year ended June 30, 1996. In general, the function of the Compensation Committee is to administer the executive compensation and incentive compensation and stock option programs of the Company; to establish the compensation of the chief executive officer of the Company; to review salary and incentive bonus awards for other executive officers; and to award stock options.

     Ms. Fjeldstad and Messrs. Hatsopoulos and Wellington currently serve on the Compensation Committee. None of these individuals is or has been an officer or employee of the Company.

     Customer Relationships Committee. The Board of Directors has a standing Customer Relationships Committee, the function of which, in general, is to monitor customer relationship processes, and to evaluate customer satisfaction criteria. Ms. Fjeldstad and Messrs. Hopper, McKenna, Nichols, and Wellington currently serve on the Customer Relationships Committee.

     Nominating Committee. The Board of Directors has not appointed a standing nominating committee.

                 2.  PROPOSAL TO AMEND THE 1986 STOCK INCENTIVE
                      PLAN RELATIVE TO INCREASE IN SHARES

GENERAL

     For a number of years, the Company has utilized stock options in its overall compensation program. The most recent option plans in the Company's standard option program are the Company's 1983 Stock Option Plan and its 1986 Stock Incentive Plan (the "1986 Plan"). No further options may be granted under the Company's 1983 Stock Option Plan. As of September 17, 1996, under the 1983 and 1986 Plans, options to purchase an aggregate of 2,482,242 shares had been exercised, options to purchase 2,844,765 shares were outstanding and held by an aggregate of 706 individuals, and 271,589 shares were available on that date for the grant of future options under the 1986 Plan. Up to 2,834,165 additional shares could become available for options under the 1986 Plan if those options outstanding on September 17, 1996 under the 1986 Plan lapse or terminate.

     In addition to the options outstanding and available under the 1983 and 1986 Plans, as of September 17, 1996 there were an aggregate of 767,852 shares of Common Stock subject to outstanding options under the Company's 1996 Stock Incentive Plan, which plan was approved by the Company's directors in connection with a reorganization program and was not submitted to shareholders. It is not intended that additional shares would become available for options under this plan if those options outstanding on September 17, 1996 under the plan lapse or terminate. For information concerning the Company's 1996 Stock Incentive Plan, see the last paragraph under "Proposal" below.

     Under current accounting rules, neither the grant nor the exercise of stock options of the type typically granted by the Company results in a charge against the Company's earnings. However, certain of the options granted under the 1986 Plan and under the Company's 1996 Stock Incentive Plan resulted in a charge against the Company's earnings (see the last paragraph under "Proposal" below). In October 1995, the Financial Accounting Standards Board issued new accounting rules for the treatment of stock options, effective for the Company's fiscal year 1997 financial statements. Under the new rules, the Company expects to make pro forma disclosure in the financial footnotes of the cost of stock option compensation, which will not impact the Company's financial position or the results of operations.

PROPOSAL

     The Company's shareholders approved and adopted the 1986 Plan at the Company's 1986 Annual Meeting. The 1986 Plan has been amended, and additional shares authorized for issuance by action of the shareholders, several times, most recently at the 1995 Annual Meeting. The 1986 Plan permits the granting to selected key employees of the Company and its subsidiaries (and, to a limited extent, to non-employee directors of the Company) and to other key persons, of a variety of stock and stock-based awards (collectively, the "Awards"), including stock options; automatic stock option grants to non-employee directors; the award of restricted and unrestricted shares; the granting of rights to receive cash or shares on a deferred basis or based on performance; the granting of rights to receive cash or shares in respect of increases in the value of the Common Stock ("SARs"); cash payments (so-called "tax offset payments") sufficient to offset the Federal income taxes of participants resulting from transactions under the 1986 Plan; loans to participants in connection with awards; and other Common Stock-based awards, including the sale or award of convertible securities, that meet the requirements of the 1986 Plan. Under the 1986 Plan as currently in effect, an aggregate of 3,850,000 shares of Common Stock of the Company is authorized for issuance. Of these, 150,000 are reserved for issuance under stock options granted or to be granted to non-employee directors. The maximum number of shares for which any individual may be granted options or stock appreciation rights under the 1986 Plan during the period July 1, 1994 through December 1, 1999 is 750,000. Of the shares currently authorized for issuance under the 1986 Plan other than for non-employee directors, 719,246 shares have been issued, and 2,784,165 shares are subject to outstanding options, leaving 196,589 shares currently available for option grants other than to non-employee directors. Of the 150,000 shares currently authorized for issuance under the 1986 Plan for non-employee directors, 25,000 shares have been issued, and 50,000 shares are subject to outstanding options, leaving 75,000 shares currently available for option grants to non-employee directors. No Awards may be made under the 1986 Plan as currently in effect after December 1, 1999.

     The Board of Directors has adopted and is submitting to shareholders for their approval, an amendment to the 1986 Plan which would increase by 850,000 shares the number of shares of the Company's Common Stock authorized for issuance in respect of Awards made under the 1986 Plan.

     The Company believes that the 1986 Plan is serving its purpose in helping to attract, retain, and reward key persons, and in strengthening the commonality of interest between key persons and the shareholders. To continue to meet these objectives, the Company believes that the availability of additional shares for Awards under the 1986 Plan is needed.

     Of the 850,000 additional shares proposed to be made available for awards under the amended 1986 Plan, options for 40,000 shares were granted to David Campbell, Senior Vice President of the Company, in May

1996, under the 1986 Plan as proposed to be amended but subject to shareholder approval of the plan amendment. Such provisional options were granted at a price of $27.50 per share, and would expire on May 6, 2003. In the event that the shareholders do not approve the amendment to the 1986 Plan as proposed in this
Item 2, the 40,000 share option to Mr. Campbell will be void and of no effect.

     Except as described with respect to Mr. Campbell, no determination has been made as to which individuals may in the future receive options or rights under the amended 1986 Plan; as to the number of shares, up to the maximum limit provided in the 1986 Plan, to be covered by any such options or rights to a single individual; or as to the number of individuals to whom such options or rights will be granted. The proceeds received by the Company from the sale of stock pursuant to the 1986 Plan will be used for the general purposes of the Company, or in the case of the receipt of payment in shares of Common Stock, as the Board of Directors may determine, including redelivery of the shares received upon exercise of options.

     Subject to adjustment for stock splits and similar events, the total number of shares of Common Stock that can be issued under the 1986 Plan, as amended, is 4,700,000 shares, of which a maximum of 150,000 shares will be available for stock options for non-employee directors. Awards and shares which are forfeited, reacquired by the Company, satisfied by a cash payment by the Company, or otherwise satisfied without the issuance of Common Stock, are not counted. Subject to adjustment for stock splits and similar events, the maximum number of shares for which options may be awarded to any individual under the 1986 Plan, during the period July 1, 1994 through December 1, 1999, is 750,000 shares. As described under the caption "Summary of the 1986 Stock Incentive Plan -- Other Stock-based Awards", the 1986 Plan would also permit the issuance of debt securities convertible into Common Stock. The 1986 Plan authorizes the Committee to issue awards (on such terms and conditions as it deems are appropriate substitutions) in substitution for awards held by employees of companies or businesses acquired by the Company. The shares that could be delivered under such substitute awards would be in addition to the maximum number of shares authorized under the 1986 Plan but only to the extent that the substitute awards are both granted to persons whose relationship to the Company does not make (and is not expected to make) them subject to Section 16(b) of the Securities Exchange Act of 1934 and are granted in substitution for awards issued under a plan approved, to the extent then required, under Rule 16b-3 (or any successor rule under the Securities Exchange Act of 1934), by the stockholders of the entity which issued such predecessor awards.

     The Company, as majority shareholder of BBN Planet Corporation and as sole shareholder of BBN Domain Corporation and BBN HARK Systems Corporation, had previously approved, by action of the Board, stock option programs of those subsidiaries, under which options for shares of the subsidiary's common stock could be granted to employees of the subsidiary or of the Company, including certain executive officers of the Company, and to the presidents of the other subsidiaries of the Company. While the subsidiary options generally vested over four years, they were not exercisable until after the subsidiary's stock became publicly traded. Under the subsidiary option programs, stock of the Company's participating subsidiaries reserved for issuance under option awards was approximately 7% to 12% of the respective subsidiary's outstanding stock.

     In fiscal 1996 the Company undertook a reorganization program to combine its Internet and internetworking services operations, and to focus its business principally on a range of Internet capabilities. A corollary of this focus was the elimination or sale of subsidiaries. In this connection, the portion of the Company's compensation program related to subsidiary stock options has been largely terminated, replaced for those employees covered previously by subsidiary options who remained or became employees of BBN by a replacement option program for shares in BBN. In this connection, the Company's Board adopted a 1996 Stock Incentive Plan (the "Replacement Plan") to provide replacement options to employees (other than certain executive officers, who were granted replacement options under the Company's 1986 Plan) previously covered by the option programs of certain former subsidiaries and to provide options to individuals (other than executive officers, to whom additional options, if any, were granted under the 1986 Plan) undertaking additional or changed responsibilities as a result of the reorganization. Replacement options for BBN shares have been awarded to recipients of options under the plans of BBN Planet and BBN HARK, in general to the effect that for every 100 shares of stock of BBN Planet covered by a replaced option, the individual received a BBN option for 12.5 shares of BBN stock at an exercise price of $18.125 per share, as to which 50% would vest after 6 months and an additional 50% would vest after 12 months, and that for every 100 shares of stock of

BBN HARK covered by a replaced option, the individual received a BBN option for 1 share of BBN stock at an exercise price of $28.875 per share, as to which 25% would vest after 1 year and an additional 25% would vest annually thereafter. The replacement of the BBN Planet options resulted in the grant of options for 222,920 BBN shares (of which 156,670 shares were under the Replacement Plan and 66,250 shares were under the 1986 Plan) at an option exercise price which was below the market value of BBN shares at the date of grant in an aggregate amount of $2,400,000, which amount will be charged to expense as compensation paid by the Company over the vesting period of such options; $1,800,000 of such charge was recorded in the Company's 1996 fiscal year. The replacement of the BBN HARK options resulted in the grant of options for 5,833 BBN shares (of which 3,983 shares were under the Replacement Plan and 1,850 shares were under the 1986
Plan) at an option exercise price equal to the market value of BBN shares at the date of grant. In addition to the subsidiary replacement options, options were granted under the Replacement Plan as a result of the reorganization for an aggregate of 607,199 shares to 324 individuals; such options generally were at option prices equal to the market value of BBN shares at the dates of grant. Options for employees of BBN Domain were reformulated upon the recapitalization of BBN Domain and the sale by the Company of the majority of the stock of that company in July 1996, and are obligations of that company. Following the recapitalization and sale, stock options in BBN Domain held by Messrs. Conrades, Campbell, Gudonis, and Goldwasser and certain other executive officers of the Company who held options but did not become employees of BBN Domain and stock options in BBN Domain held by Mr. Levy, remain outstanding, to the extent vested at the time of the sale, at a reformulated price of $0.61 per share.

RECOMMENDATION

     The Board believes that the Company's stock option plans have contributed to the progress of the Company by providing incentives to persons key to its success. Intense competition among business firms for directors and executives and other key persons makes it important for the Company to maintain an effective compensation program in order to continue to attract, motivate, and retain persons necessary to further the Company's growth. Competing compensation programs of other companies make it important that the Company's program continues and has maximum flexibility. The Board believes that the 1986 Plan, as supplemented with additional shares, will continue to assist the Company in meeting the competitive situation created by the varied compensation programs of other companies. Accordingly, the Board believes that the proposal is in the best interests of the Company and its shareholders and recommends that the shareholders approve the increase in the number of shares available under the 1986 Plan.

     It is the intention of the persons named as proxies to vote the shares to which the proxy relates to approve the increase in the number of shares available under the 1986 Plan as outlined in the proposal under this Item 2 and to authorize the issuance under the 1986 Plan of up to 850,000 additional shares of Common Stock (making the aggregate 4,700,000), unless instructed to the contrary. The outlined amendment to the 1986 Plan will not take effect if the proposal is not approved.

     The Board of Directors recommends a vote FOR this proposal.

SUMMARY OF THE 1986 PLAN

     (The following is a description of certain features of the 1986 Plan, but is not intended to be a complete description of the terms of the 1986 Plan.)

     Administration; Eligible Persons. The 1986 Plan is administered by a Committee of the Board of Directors (which currently is the Compensation and Stock Option Committee) consisting of no fewer than two directors. All members of the Committee must be "Disinterested Persons" as that term is defined in the 1986 Plan and, to the extent required under Section 162(m) of the Internal Revenue Code, "outside directors" as that term is used in Section 162(m). All members of the Committee serve at the pleasure of the Board of Directors.

     The Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants, and to determine the specific terms of each grant, subject to the provisions of the 1986 Plan. Persons eligible to participate in the

1986 Plan will be those officers and other full- or part-time key employees of the Company and its subsidiaries (excluding any director who is not a full-time employee, except as to a fixed number of stock options granted to each non-employee director) and other key persons, who are responsible for or contribute to the management, growth, or profitability of the business of the Company and its subsidiaries, as selected from time to time by the Committee.

     Stock Options. The 1986 Plan permits the granting of non-transferable stock options that qualify as incentive stock options under Section 422(b) of the Internal Revenue Code ("incentive options" or "ISOs") and non-transferable stock options that do not so qualify ("nonstatutory options"). The option exercise price of each option shall be determined by the Committee in its discretion but may not be less than the fair market value of the Common Stock on the date the option is granted in the case of incentive options, and not less than 50% of such fair market value in the case of nonstatutory options.

     The term of each option will be fixed by the Committee but may not exceed 10 years (5 years in certain circumstances) from the date of grant in the case of an incentive option or 10 years and one day from the date of grant in the case of a nonstatutory option. On September 25, 1996, the closing price of the Common Stock on the New York Stock Exchange, as reported in The Wall Street Journal, was $18.00. Based on current accounting and reporting standards, the amount of excess, if any, of the fair market value of the Common Stock on the date the option is granted over the option price will be accounted for on the books of the Company, in general, as compensation expense and generally amortized over the vesting period.

     The Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. The Committee may in its discretion provide that upon exercise of an option, instead of receiving shares free from restrictions under the 1986 Plan, the participant will receive shares of Restricted Stock or Deferred Stock.

     The option exercise price of options granted under the 1986 Plan must be paid by check or, if the Committee so determines, by delivery of shares of unrestricted Common Stock or a combination of payment by check and shares. The 1986 Plan authorizes the Committee to permit "pyramiding", which involves the exercise of an option in successive stages using as the payment at each stage shares which have been acquired under the option in preceding stages. Under current accounting standards, pyramiding would result in an accounting treatment more like stock appreciation rights than options, resulting in a charge to earnings.

     In the event of termination of employment by reason of normal retirement, disability, or death, an option may thereafter be exercised (to the extent it was then exercisable) for a period of up to three years, as determined by the Committee at or after the grant date, subject to the stated term of the option. (For this purpose and except as otherwise determined by the Committee at the time of grant, options will be deemed to have become fully exercisable immediately prior to death if not already fully exercisable.) If an optionee terminates employment by reason of normal retirement or disability and thereafter dies while the option is still exercisable, the option will in general be exercisable for at least a year following death, subject to the stated term of the option. The Committee may at or after the grant date provide for acceleration of the exercisability of an option upon termination of employment.

     If an optionee terminates employment for any reason other than normal retirement, disability, or death, his or her options will remain exercisable, to the extent then exercisable, for 60 days (or such longer period up to three years as the Committee shall determine at or after the grant date) following termination, subject to the stated term of the option. In the case of optionees receiving other severance benefits in connection with the termination of employment, a portion of any options not otherwise exercisable at termination of employment may be accelerated. The Committee may also provide for the forfeiture or recision of awards in the event an optionee competes with the Company or its subsidiaries or discloses confidential information, either before or after exercise.

     The 1986 Plan provides that an option to purchase 3,000 shares of Common Stock is to be granted automatically on an annual basis to each non-employee director of the Company, on the third business day following the date of each annual meeting of shareholders at which the eligible director is elected or continues to serve under an unexpired term. The exercise price of each option is to be equal to the fair market value per share of the Common Stock on the date the option is granted. Options granted to non-employee directors are for a term of 5 years, and vest in equal annual installments over the first four years (subject to acceleration in the event of the director's death, mandatory retirement from the Board by reason of age, or retirement by reason of disability). Non-employee directors are not eligible for awards under the 1986 Plan, other than the automatic grants of nonstatutory options described in this paragraph.

     Stock Appreciation Rights. The Committee may also grant non-transferable stock appreciation rights entitling the holder upon exercise to receive an amount in any combination of cash or shares of unrestricted Common Stock, Restricted Stock, or Deferred Stock (as determined by the Committee), not greater in value than the increase since the date of grant in the value of the shares of Common Stock covered by such right. Stock appreciation rights may be granted separately from or in tandem with the grant of an option. Each tandem stock appreciation right terminates upon the termination or exercise of any accompanying option.

     In addition to stock appreciation rights exercisable at the discretion of the holder, the Committee may also determine in its sole discretion that, if so requested by an option holder, the Company will pay the optionee, in cancellation of the related option, any combination of cash, unrestricted Common Stock, Restricted Stock, or Deferred Stock (as determined by the Committee) not greater in value than the difference between the fair market value of the shares covered by the option and the exercise price.

     The fair market value of a share will generally be the closing sale price on the date of exercise. However, the 1986 Plan gives the Committee discretion to establish a uniform "fair market value" that would apply to any rights which are exercised or requests which are made and honored with respect to officers (including officers who are directors) of the Company during certain designated periods, irrespective of the market price of the Common Stock on the particular day during such period on which such rights are exercised.

     Based on current accounting and reporting standards, there would be a charge to earnings with respect to any stock appreciation rights which have been granted, based upon the amount of appreciation, if any, in the market value of the shares covered under the rights, and there would be a credit to earnings, to the extent of previously recognized charges for appreciation, for decline in the market value of such shares. Based on current accounting and reporting standards, applicable charges and credits would commence with the granting of stock appreciation rights, based on market appreciation or depreciation and would continue to be recorded quarterly until the exercise, surrender, or termination of the rights.

     Restricted Stock and Unrestricted Stock. The Committee may also award shares of Common Stock subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). The purchase price, if any, of shares of Restricted Stock shall be determined by the Committee but if any purchase price is payable in an amount which exceeds the lesser of the par value of the shares or 10% of the fair market value of the Common Stock on the award date, it shall be equal to at least 50% of the fair market value of the Common Stock on the award date.

     Recipients of Restricted Stock must enter into a Restricted Stock award agreement with the Company, in such form as the Committee determines, setting forth the restrictions to which the shares are subject and the date or dates on which the restrictions will lapse. The Committee may at any time waive such restrictions or accelerate such dates. Shares of Restricted Stock are non-transferable and except as otherwise provided in an award, if a participant who holds shares of Restricted Stock terminates employment for any reason (including death) prior to the lapse or waiver of the restrictions, the Company will have the right within 60 days following termination of employment to require the forfeiture or repurchase of the shares in exchange for the amount, if any, which the participant paid for them. Prior to the lapse of restrictions on shares of Restricted Stock, the participant will have all rights of a shareholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions generally applicable to Restricted Stock or specifically set forth in the Restricted Stock award agreement.

     The Committee may also grant shares (at no cost or for a purchase price equal to par value or less) which are free from any restrictions under the 1986 Plan ("Unrestricted Stock"). Unrestricted Stock could be issued in recognition of past services or in other circumstances where the Committee determines the grant to be in the best interests of the Company.

     Deferred Stock. The Committee may also make Deferred Stock awards under the 1986 Plan. These are non-transferable awards entitling the recipient to receive shares of Common Stock without any payment in one or more installments at a future date or dates, as determined by the Committee. Receipt of Deferred Stock may be conditioned on such matters as the Committee shall determine, including continued employment or attainment of performance goals. A recipient of a Deferred Stock award must enter into an agreement setting forth the applicable provisions for deferral and receipt of stock, as determined by the Committee. Except as otherwise determined by the Committee all such rights will terminate upon the participant's termination of employment. Any deferral restrictions under a Deferred Stock award may be waived by the Committee at any time prior to termination of employment.

     Performance Units. The Committee may also award non-transferable Performance Units entitling the recipient to receive shares of Common Stock or cash in such combinations as the Committee may determine. Payment of the award may be conditioned on achievement of individual or Company performance goals over a fixed or determinable period and such other conditions as the Committee shall determine. A recipient of the award must enter into an agreement setting forth the applicable conditions, as determined by the Committee. Except as otherwise determined by the Committee, rights under a Performance Unit award will terminate upon a participant's termination of employment. Any conditions in an award may be waived or modified by the Committee at any time prior to termination of employment.

     Performance Units may be awarded independently or in connection with stock options or other awards under the 1986 Plan. Unless otherwise determined by the Committee, exercise of Performance Units issued in connection with stock options shall reduce the number of shares subject to the option on such basis as is specified in the award agreement.

     Other Stock-based Awards. The Committee may in its discretion grant other types of awards of, or based on, Common Stock ("Other Stock-based Awards"). Such awards may include debt securities convertible into or exchangeable for shares of Common Stock upon such conditions, including attainment of performance goals, as the Committee shall determine. Subject to the purchase price limitations described below in this paragraph, such convertible or exchangeable securities may have such terms and conditions as the Committee may determine at the time of grant. However, no convertible or exchangeable debt security shall be issued unless the Committee shall have provided (by Company right of repurchase, right to require conversion or exchange, or other means deemed appropriate by the Committee) a means of avoiding any right of the holders of such debt security to prevent a Company transaction by reason of covenants in such debt security. The Committee may determine the amount and form of consideration, if any, payable upon the issuance or exercise of an Other Stock-based Award, except that no shares of Common Stock (other than Common Stock issued for a price, if any, not in excess of the lesser of par value or 10% of fair market value at the time of sale) shall be issued unless the Company has received payment for the Common Stock (or for the securities convertible into the Common Stock) equal to at least 50% of the fair market value of the Common Stock on the grant or effective date, or the exchange or conversion date, under the award, as determined by the Committee.

     The Committee may prescribe limitations or conditions requiring forfeiture by the participant, or permitting repurchase by the Company, of Other Stock-based Awards or related Common Stock or securities, and may at any time accelerate or waive any such limitations or conditions. Participants receiving an Other Stock-based Award must enter into Other Stock-based Award agreements with the Company, setting forth the applicable limitations and conditions.

     Other Stock-based Awards may not be sold, assigned, transferred, pledged, or encumbered except as may be provided in the Other Stock-based Award agreement, and in no event may be transferred other than by will or by the laws of descent and distribution or be exercised, during the life of the participant, other than by the participant or the participant's legal representative.

     The recipient of an Other Stock-based Award will have rights of a shareholder only to the extent, if any, specified by the Committee in the Other Stock-based Award agreement.

     Supplemental Grants. In connection with awards granted or exercised under the 1986 Plan, the Committee may authorize loans from the Company to the participant. Loans, including extensions, may be for up to 10 years and may be either secured or unsecured. Each loan shall be subject to such terms and conditions and shall bear such rate of interest, if any, as the Committee shall determine. However, any such loan shall not be used to pay the par value of any shares issued to the borrower, and the amount of any such loan shall not exceed the total exercise or purchase price paid by the borrower under an award or for related stock plus an amount equal to the cash payment permitted under the next paragraph. Loans may be made at any time, subject to such limitations as the Committee shall prescribe.

     The Committee may at any time also grant to a participant the right to receive a cash payment in connection with taxable events (including the lapse of restrictions) under grants or awards. The amount of such payment will be determined in relation to the taxable amount recognized in respect of such other grant or award, on the assumption that the affected participant is subject to the maximum marginal Federal tax rate (or such lower rate as the Committee may determine) as in effect at the time such taxable income is recognized. The amount of any such payment may be up to but may not exceed the amount estimated to be necessary to cover the Federal income tax so calculated as due with respect to such other grant or award and with respect to the cash payment itself.

     Dividends and Deferrals; Nature of Company's Obligations Under the
Plan. The Committee may require or permit the immediate payment or the waiver, deferral, or investment of (i) dividends paid on awards under the 1986 Plan, and
(ii) amounts equal to dividends which would have been paid if shares subject to an award had been outstanding. The Committee may also permit participants to make elections to defer receipt of benefits under the 1986 Plan. The Committee may also provide for the accrual of interest or dividends on amounts deferred under the 1986 Plan on such terms as the Committee may determine. Unless the Committee expressly determines otherwise, participants in the 1986 Plan will have no rights greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts and other arrangements to facilitate or ensure the Company's obligations under the 1986 Plan, provided that such trusts and arrangements are consistent with the foregoing sentence.

     Adjustments for Stock Dividends, Mergers, etc. The Committee is required to make appropriate adjustments in connection with outstanding awards to reflect stock dividends, stock splits, and similar events. In the event of a merger, liquidation, or similar event, the Committee in its discretion may provide for substitution or adjustment or may accelerate or, upon payment of other consideration for the vested portion of any award as the Committee deems equitable in the circumstances, terminate such awards.

     Amendment and Termination. The Board of Directors may at any time amend or discontinue the 1986 Plan and the Committee may at any time amend or cancel awards (or provide substitute awards at the same or reduced exercise or purchase price, including lower priced awards upon the termination of any then outstanding awards) for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action shall adversely affect any rights under outstanding awards without the holder's consent. Moreover, any amendment requiring shareholder approval for purposes of satisfying any then-applicable incentive stock option rules or the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 shall be subject to such shareholder approval to the extent then required. Currently, the incentive stock option regulations would require shareholder approval for an increase in the maximum number of shares issuable pursuant to incentive options under the 1986 Plan or a modification in eligibility requirements under the 1986 Plan. Rule 16b-3 does not currently require shareholder approval.

FEDERAL INCOME TAX CONSEQUENCES

     The Company is advised that under the Federal income tax laws as now in effect, the income tax consequences associated with stock options awarded under the 1986 Plan are, in summary, as follows:

     Incentive Options. No ordinary taxable income is realized by the optionee upon the grant or exercise of an ISO. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year after the transfer of such shares to the optionee, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss allocable for tax purposes will be a long-term capital loss, and
(b) no deduction will be allowed to the Company. The exercise of an ISO will, however, increase the optionee's alternative minimum taxable income and may result in alternative minimum tax liability for the optionee.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of by the optionee prior to the expiration of the two-year or one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. Special rules may apply where all or a portion of the exercise price of the ISO is paid by tendering shares of Common Stock. A disqualifying disposition will eliminate the alternative minimum taxable income adjustment associated with the exercise of the ISO if it occurs in the same calendar year as the year in which the adjustment occurred.

     If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonstatutory option. Generally, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment, in the case of termination by reason of permanent and total disability), except in certain cases where the ISO is exercised after the death of the optionee. Options otherwise qualifying as ISOs will also be treated for federal income tax purposes as nonstatutory options to the extent they (together with other ISOs held by the optionee) first become exercisable in any calendar year for shares having a fair market value, determined at the time of the option grant, exceeding $100,000.

     Nonstatutory Options. With respect to nonstatutory options under the 1986 Plan, no income is realized by the optionee at the time the option is granted. Generally, (a) at exercise, ordinary income, subject (in the case of options granted to an employee) to withholding, is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company, provided it satisfies applicable reporting requirements, receives a tax deduction for the same amount, and (b) any gain or loss recognized upon a later sale is treated as capital gain or loss, either short-term or long-term depending on the applicable holding period for the sale.

     Certain Limitations. The Internal Revenue Code limits to $1 million the deduction a public corporation may claim for remuneration paid to any of its five top officers, subject to a number of exceptions and special rules. Eligible performance-based compensation is exempt from this limit. The Company intends that compensation associated with the exercise of stock options (and stock appreciation rights) awarded under the 1986 Plan at an option price at least equal to fair market value will qualify for this performance-based exemption.

     The Internal Revenue Code also limits the amount of compensation that may be paid without penalty in connection with a change in control. In general, if the total of an individual's change-in-control related compensation equals or exceeds three times his or her average annual taxable compensation over the five calendar years preceding the change in control, all of the change-in-control related compensation in excess of that annual average is nondeductible and subject to an additional 20% tax. In making these determinations, some portion or all of the value of options accelerated in connection with a change in control may be required to be taken into account.

     The foregoing discussion is provided for the information of shareholders and does not purport to be a complete description of the Federal tax consequences in respect of option transactions under the 1986 Plan, nor does it describe state or local tax consequences.

AMENDED 1986 PLAN BENEFITS

     The table below sets forth information with respect to the stock options granted to date under the 1986 Plan as proposed to be amended, conditioned upon shareholder approval of the plan amendment.

                                                        1986 PLAN AS PROPOSED TO BE AMENDED
NAME AND POSITION                                          NUMBER OF PROVISIONAL OPTIONS
-----------------                                       -----------------------------------
David N. Campbell, Senior Vice President..............                 40,000
Executive Officer Group (1 person)....................                 40,000

                           3.  SELECTION OF AUDITORS

     The Board of Directors, upon recommendation by its Audit Committee, has selected Coopers & Lybrand L.L.P. as auditors of the Company for the fiscal year ending June 30, 1997, subject to ratification by the shareholders. Coopers & Lybrand has acted as the Company's auditors since 1965. The Company has been advised by Coopers & Lybrand that neither such firm nor any of its members has any financial interest in the Company or any of its subsidiaries or has had any connection during the past three years with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. A representative of the firm is expected to attend the Annual Meeting, where the representative will have the opportunity to make a statement if he or she wishes to do so and will be available to respond to appropriate questions from the shareholders. It is the intention of the persons named as proxies to vote the shares to which the proxy relates for ratifying the selection of such firm as auditors of the Company, unless instructed to the contrary. Should the selection of Coopers & Lybrand L.L.P. as auditors of the Company not be ratified by the shareholders, the Board of Directors will reconsider the matter.

     The Board of Directors recommends a vote FOR this proposal.

                   PRINCIPAL HOLDERS OF COMPANY COMMON STOCK

     As of September 17, 1996, there were 20,962,734 shares of Common Stock of the Company outstanding.
The Company knows of no person who may be deemed to own beneficially more than five percent of the outstanding Common Stock, except as follows:

                                                                       AMOUNT
                                         NAME AND ADDRESS OF        BENEFICIALLY       PERCENT
TITLE OF CLASS                            BENEFICIAL OWNER              OWNED         OF CLASS
--------------                           -------------------        ------------      --------
Common Stock.....................  Kopp Investment Advisors, Inc.     2,960,705(1)       14.1%(1)
                                   6600 France Avenue South
                                   Edina, MN 55435

---------------
(1) Kopp Investment Advisors, Inc., a registered investment advisor, has informed the Company, by a report dated February 5, 1996 on Schedule 13G, that at that time, it exercised investment discretion with respect to such shares for the benefit of investment accounts managed by the firm, and as to which accounts it had no voting power but had shared investment power. Kopp further reported that at that time no individual account managed by Kopp owned more than 5% of the Company's shares.

     As of September 17, 1996, the executive officers and former executive officers of the Company named in the Summary Compensation Table below and all directors and executive officers of the Company at that date as a group owned beneficially shares of Common Stock as follows:

                                                             AMOUNT
                                                           BENEFICIALLY         PERCENT OF
      TITLE OF CLASS                NAME OR GROUP          OWNED(1)(2)           CLASS(3)
---------------------------  ----------------------------  -----------          ----------
Common Stock...............  George H. Conrades(4)           553,452               2.6%
                             David N. Campbell                54,375
                             John T. Kish, Jr.(5)             19,063
                             Paul R. Gudonis (4)              46,875
                             Ralph A. Goldwasser              35,623
                             All current directors and
                             executive officers as a
                             group                           905,051(4)(6)(7)      4.2%(4)(6)(7)
                             (14 persons)(5)                        (8)(9)             (8)(9)

---------------

(1) The inclusion herein of any shares deemed beneficially owned under the rules of the Securities and Exchange Commission does not constitute an admission of beneficial ownership of such shares.

(2) The shares shown as owned beneficially by the named individuals include 506,250, 39,375, 19,063, 36,875, and 25,375 shares, respectively, as to which Messrs. Conrades, Campbell, Kish, Gudonis, and Goldwasser have the right to acquire ownership through the exercise of those options, held by each under the stock option plans of the Company, which are exercisable within 60 days of September 17, 1996.

(3) If such percentage exceeds 1%.

(4) The shares shown as owned beneficially include 15,000 and 10,000 shares shown as owned by Messrs. Conrades and Gudonis, respectively, and an aggregate of 9,729 shares owned by three other included directors, sold in August and September 1996 to the individual under the Company's 1996 Restricted Stock Plan at 75% of the fair market value of the shares on the date of sale. The shares are restricted as to transfer and the individual is required to offer the shares back to the Company at the price paid if the individual terminates his service relationship with the Company within 2 years of the date of acquisition.

(5) Mr. Kish is no longer an executive officer or in the employ of the Company. Where included, information concerning Mr. Kish has been provided to the Company by Mr. Kish.

(6) The shares shown as owned beneficially include 324 shares owned by the spouse of one included director, as to which shares beneficial ownership by the applicable director is disclaimed, and 900 shares owned by a partnership of which a director is a general partner and has a 50% beneficial interest. The shares shown as owned beneficially also include an aggregate of 37,202 shares as to which two directors (one of whom is also an executive officer named in the table) share voting and investment power with their respective spouses.

(7) The shares shown as owned beneficially include 37,586 shares represented by units allocated under the Company's deferred compensation plan for non-employee directors entitling three directors as of July 1, 1996 to receive in the aggregate that number of shares of Common Stock on or after their respective deferral termination dates.

(8) The shares shown as owned beneficially include an aggregate of 658,313 shares as to which certain directors and current executive officers (including current executive officers named in the table) have the right to acquire ownership through the exercise of those options, held by such directors and current executive officers under stock option plans of the Company, which are exercisable within 60 days of September 17, 1996. The shares shown as owned beneficially also include 3,750 shares issuable upon exercise of a stock option, the exercisability of which will be accelerated to become immediately exercisable by one current director upon his retirement from the Board on November 6, 1996 by reason of the Company's mandatory retirement age policy for directors.

(9) The shares shown as owned beneficially include 32,995 shares held in the participant account of one included director under the BBN Retirement Trust.

     Information with respect to beneficial ownership of Common Stock by the directors and nominees is contained in the table and footnotes under the caption "1 -- Election of Directors -- Biographical Information" above. Information in the table above and in the table with respect to directors and nominees under
Item 1 does not include options to acquire Common Stock, or to acquire common stock of subsidiaries, but does include shares of Common Stock which have not been issued but which are subject to options which either are currently exercisable or will become exercisable within 60 days of September 17, 1996; no shares of subsidiaries which are the subject of options are included, since none of the subsidiary options are currently exercisable.

             COMPENSATION AND CERTAIN OTHER TRANSACTIONS INVOLVING
                               EXECUTIVE OFFICERS

     Compensation. There is set forth below, on an accrual basis, the aggregate amount of base salary, bonus, and other cash compensation paid by the Company, and the number of shares of Common Stock of the Company and of common stock of specified subsidiaries of the Company issuable upon exercise of stock options granted under the respective company's stock option plans, during the fiscal years ended June 30, 1996, 1995, and 1994 for services rendered, to the individual (Mr. Conrades) who served during the fiscal year ended June 30, 1996 as chief executive officer of the Company, and to the four other most highly compensated individuals (Messrs. Campbell, Kish, Gudonis, and Goldwasser) who were serving as executive officers of the Company at the end of the 1996 fiscal year. Mr. Kish is no longer in the employ of the Company.

                           SUMMARY COMPENSATION TABLE
                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                                                       ----------------
                                                        ANNUAL COMPENSATION            STOCK UNDERLYING
                                                -----------------------------------    OPTIONS (NUMBER
                                     FISCAL                            OTHER ANNUAL        OF SHARES             ALL OTHER
NAME AND PRINCIPAL POSITIONS          YEAR      SALARY       BONUS     COMPENSATION     AND COMPANY(1))        COMPENSATION(2)
----------------------------         ------     ------       -----     ------------    ----------------        ---------------
George H. Conrades, President and      1996    $400,000            0      $270,928(3)        13,500(BBN)(4)        $17,688(5)
Chief Executive Officer                1995     400,000            0       176,871(6)       100,000(PLT)(4)         14,860(5)
                                                                                            100,000(HRK)(4)
                                       1994     206,154(7)         0        88,800(8)       800,000(BBN)                 0
                                                                                            100,000(LSC)(9)
                                                                                            100,000(DC)(10)
David N. Campbell, Senior Vice         1996     284,230     $150,000        79,600(11)      194,050(BBN)(4)(12)           0
President
                                                                                             30,000(PLT)(4)
                                                                                             30,000(HRK)(4)
                                                                                             30,000(DC)(10)
John T. Kish, Jr., Vice President      1996     270,000                     10,241(13)          675(BBN)(4)(14)       4,500
                                       1995     225,000      125,000       170,874(15)       65,000(BBN)(16)             0
                                                                                              5,000(PLT)(4)
                                                                                              5,000(HRK)(4)
                                       1994         786(17)        0                        300,000(DC)(18)              0
Paul R. Gudonis, Vice President        1996     220,833       50,000                        153,800(BBN)(4)          5,625(5)
                                       1995     125,000(19)  138,500                         50,000(BBN)                 0
                                                                                            350,000(PLT)(4)
                                                                                              5,000(DC)(10)
                                                                                              5,000(HRK)(4)
Ralph A. Goldwasser, Senior Vice       1996     210,000       50,000                         42,500(BBN)(4)         17,688(5)
President and Chief Financial                                                                20,000(HRK)(4)
Officer                                                                                      23,000(DC)(10)
                                       1995     182,500       25,000                         40,000(BBN)            15,423(5)
                                                                                             30,000(PLT)(4)
                                                                                             10,000(HRK)(4)
                                       1994     172,500            0                         25,000(BBN)            12,527
                                                                                              7,000(LSC)(9)
                                                                                              7,000(DC)(10)

---------------
 (1) In addition to options granted to purchase Common Stock of the Company (designated in the table as "BBN"), certain executive officers of the Company have in the past been granted options to purchase common stock of specified subsidiaries of the Company, as compensation for their services related to the subsidiary. Options were granted during the fiscal years ended June 30, 1996, June 30, 1995, and June 30, 1994 to the specified executive officers in one or more of the following subsidiaries of the Company: LightStream Corporation (designated in the table as "LSC"), a majority-owned subsidiary of BBN; BBN Planet Corporation (designated in the table as "PLT"), formerly a majority-owned subsidiary of BBN; BBN Domain Corporation, formerly known as BBN Software Products Corporation (designated in the table as "DC"), formerly a wholly-owned subsidiary of BBN; and BBN HARK Systems Corporation (designated in the table as "HRK"), formerly a wholly-owned subsidiary of BBN. In January 1995, LightStream Corporation sold substantially all of its assets for approximately $120,000,000 in cash. In connection with that transaction, stock options held in LightStream by Messrs. Conrades and Goldwasser and certain other executive officers of the Company were canceled by agreement, without payment to the individuals. Stock options held by LightStream employees were, in general, exchanged in that transaction for a cash payment from LightStream. In fiscal 1996, BBN HARK Systems Corporation was merged into the Company. In connection with that transaction, stock options held in BBN HARK by Messrs. Conrades, Campbell, Kish, Gudonis, and Goldwasser and certain other executive officers of the Company were replaced by options in the Company's stock under the Company's 1986 Stock Incentive Plan. In fiscal 1996, in connection with the reorganization of the Company's Internet and internetworking activities, stock options held in BBN Planet Corporation by Messrs. Conrades, Campbell, Kish, Gudonis, and Goldwasser and certain other executive officers of the Company were replaced by options in the Company's stock under the Company's 1986 Stock Incentive Plan. BBN Planet has since been merged into the Company. In July 1996, BBN Domain Corporation was recapitalized and the majority of the Company's stock ownership in BBN Domain was sold; in connection with the recapitalization and sale, stock options held in BBN Domain by Messrs. Conrades, Campbell, Gudonis, and Goldwasser and certain other executive officers of the Company who held options but did not become employees of BBN Domain remain outstanding, to the extent vested at the time of sale, at a reformulated price of $0.61 per share. Mr. Kish, who left the employ of the Company in connection with the sale and remains the president of BBN Domain (now called Domain Solutions Corporation), continues in his options of Domain Solutions Corporation at the reformulated price of $0.61 per share.

 (2) Except as otherwise noted, indicated amounts are the Company's contribution to the BBN Retirement Trust, the tax-qualified defined contribution retirement plan of the Company and its subsidiaries, for the benefit of the indicated individual.

 (3) Amount represents expenses paid by the Company in connection with the carrying expenses of Mr. Conrades' former residence, assumed by the Company by agreement in connection with Mr. Conrades' relocation to Massachusetts, and tax reimbursement for such expenses paid, in the fiscal year.

 (4) In fiscal 1996 the Company undertook a program to combine its Internet and internetworking services operations, and to focus its business principally on a range of Internet capabilities. A corollary of this focus was the elimination or sale of subsidiaries. In this connection, the portion of the executive compensation package related to subsidiary stock options has been largely terminated, replaced for those employees covered previously by subsidiary options who remained or became employees of BBN by a replacement option program for shares in BBN. Replacement options for BBN shares have been awarded to recipients of options under the plans of BBN Planet and BBN HARK, in general to the effect that for every 100 shares of stock of BBN Planet covered by a replaced option, the individual received a BBN option for 12.5 shares of BBN stock at an exercise price of $18.125 per share, as to which 50% would vest after 6 months and an additional 50% would vest after 12 months, and that for every 100 shares of stock of BBN HARK covered by a replaced option, the individual received a BBN option for 1 share of BBN stock at an exercise price of $28.875 per share, as to which 25% would vest after 1 year and an additional 25% would vest annually thereafter. As a result, BBN Planet and BBN HARK options have been canceled, unexercised; replacement options for BBN shares are included in fiscal 1996 figures.

 (5) Includes amounts credited by the Company to the account of the individual under the Company's non-qualified deferred compensation plan for certain key executives, established effective April 1, 1995. In general, participation in the Deferred Compensation Plan is limited to executives selected from among those with annual base salary in excess of $150,000. Under the Deferred Compensation Plan, a participant may defer base salary in excess of the $150,000 limit, plus bonuses; in addition, the Company can make discretionary retirement contributions. Deferred amounts are payable at a fixed future date selected in advance by the participant, upon termination of employment, or in the case of certain hardships. Accounts are adjusted for notional investment earnings based on participant choices from among the same range of investment funds (other than Company stock) as are available under the Company's tax-qualified BBN Retirement Trust. The Company, although not obligated to do so under the terms of the Deferred Compensation Plan, has established a trust to help meet future payment obligations under the Deferred Compensation Plan. Obligations under the Deferred Compensation Plan are general obligations of the Company, and the rights of participants to benefits remain those of general creditors of the Company. In the event of certain changes in control of the Company, participants would be entitled to reimbursement for certain costs incurred in enforcing rights under the Deferred Compensation Plan. To make up for certain limitations imposed by the Internal Revenue Code on contributions to the BBN Retirement Trust the Company credited the following amounts: for the year ended June 30, 1995, $3,750 and $4,313, respectively, for Messrs. Conrades and Goldwasser; for the year ended June 30, 1996, $6,438, $1,125, and $6,438, respectively, for Messrs. Conrades, Gudonis, and Goldwasser.

 (6) Amount includes expenses incurred by the Company in connection with the sale of Mr. Conrades' former residence, assumed by the Company by agreement in connection with Mr. Conrades' relocation to Massachusetts, aggregating $170,346. Amount also includes interim local living expenses prior to Mr. Conrades' relocation to Massachusetts paid, and tax reimbursement for interim local living expenses paid, in the fiscal year, aggregating $6,525.

 (7) Payments primarily constituting six months salary, at an annualized rate of $400,000 per year.

 (8) Amount includes interim local living expenses prior to Mr. Conrades' relocation to Massachusetts paid, and tax reimbursement for interim local living expenses paid, in the fiscal year, aggregating $51,300. Amount also includes $37,500, the amount of the difference between the price paid by Mr. Conrades for 20,202 shares of Common Stock of the Company purchased from the Company upon Mr. Conrades joining the employ of the Company, and the fair market value of such shares on the date of purchase.

 (9) Canceled by agreement, without compensation to the individual, upon sale of the business of LightStream Corporation.

(10) Options for employees of BBN Domain were reformulated upon the recapitalization and sale by BBN of the majority of the stock of that company in July 1996. Following the sale, stock options in BBN Domain held by certain executive officers of BBN who held options but did not become employees of BBN Domain, remain outstanding, to the extent vested at the time of the sale, at a reformulated price of $0.61 per share.

(11) Amount represents relocation expenses related to Mr. Campbell's relocation to Massachusetts paid in the fiscal year, aggregating $41,000, and expenses incurred by the Company in connection with the sale of Mr. Campbell's former residence, assumed by the Company by agreement in connection with Mr. Campbell's relocation to Massachusetts, aggregating $38,600.

(12) Included are options for 40,000 shares which were conditionally granted under a proposed amendment to the Company's 1986 Stock Incentive Plan, subject to stockholder approval at the 1996 Annual Meeting.

(13) Amount represents relocation expenses related to Mr. Kish's relocation to Massachusetts and related tax reimbursement paid in the fiscal year.

(14) Options for 362 of such shares were unvested at, and terminated upon, Mr. Kish's leaving the employ of the Company in July 1996.

(15) Amount represents relocation expenses related to Mr. Kish's relocation to Massachusetts and related tax reimbursement paid in the fiscal year, aggregating $115,747, and expenses incurred by the Company in connection with the sale of Mr. Kish's former residence, assumed by the Company by agreement in connection with Mr. Kish's relocation to Massachusetts, aggregating $55,127.

(16) Options for 46,250 of such shares were unvested at, and terminated upon, Mr. Kish's leaving the employ of the Company in July 1996.

(17) Mr. Kish joined the employ of the Company in June 1994.

(18) In connection with the recapitalization and sale of a majority of the stock of BBN Domain Corporation by the Company in July 1996, option was continued at a reformulated price of $0.61 per share.

(19) Payments consisting of seven and one-half months of salary, at an annualized rate of $200,000 per year.

     The aggregate incremental cost of personal benefits provided by the Company in each of fiscal 1996, 1995, and 1994, to each of the individuals named in the Summary Compensation Table (other than to Messrs. Conrades, Campbell, and Kish), did not exceed the lesser of $50,000 or 10% of the indicated amount of total annual salary and bonus reported for the named individual in the Summary Compensation Table.

  Employment Agreements, Loans, and Separation Pay Arrangements.

     The agreement with Mr. Conrades provides that if his employment is terminated by the Company without cause, the Company will pay him an amount equal to one year's base salary, as full termination benefits.

     In connection with the sale by the Company of the majority of the stock of BBN Domain Corporation, of which Mr. Kish serves as president, Mr. Kish left the employ of the Company on July 31, 1996, after 2 years of service. At that time Mr. Kish received $135,000 in incentive pay and the Company agreed that in the event his employment with BBN Domain (the name of which has been changed in connection with the sale to Domain Solutions Corporation) is involuntarily terminated for any reason other than cause within 1 year following July 31, 1996, and if the total severance package paid to him in connection with such termination has a value of less than $270,000, BBN will pay Mr. Kish at the time of such termination the difference between such value and $270,000. In addition, the exercisability of options held by Mr. Kish for 15,000 shares of Common Stock of the Company granted in August 1994 was accelerated to become exercisable through the period ending September 29, 1996. BBN also agreed with Domain Solutions Corporation to sell to Domain Solutions Corporation, at the exercise price of $0.61 per share, a portion of its shares of Domain Solutions Corporation necessary to fund the exercise by Mr. Kish of the outstanding and vested options for 150,000 shares of common stock of Domain Solutions Corporation held by Mr. Kish at the date of termination, as well as for a supplemental grant to Mr. Kish by Domain Solutions Corporation, if made, for 25,000 shares.

     In connection with his relocation to Massachusetts to join the employ of the Company, Mr. Kish borrowed from the Company in August 1994 an aggregate of $150,000 to bridge the purchase of a house in Massachusetts pending the sale of his previous home in California. The borrowing was represented by a term note, due in two equal installments on August 1, 1995 and 1996, given by Mr. Kish, which note carried simple interest at 8% per annum. The principal amount of $75,000 outstanding at July 31, 1996, together with accrued interest, was forgiven by the Company following the termination of employment with BBN of Mr. Kish.

     As part of the bonus payments made to Mr. Gudonis in the 1995 fiscal year, $88,500 was paid to him to reimburse him for forfeitures under a bonus plan at his former employer. Mr. Gudonis' agreement with the Company provides that in the event that he resigns from BBN during the first four years of employment, he is responsible for reimbursing a pro-rata share of this payment made to him.

    Stock Option Grants.  The table below sets forth information with respect to stock options granted in fiscal year 1996 to the individuals named in the Summary Compensation Table above; the options listed below are reflected in the Summary Compensation
Table. Information presented in the table below is with respect to employee stock option plans; neither the Summary Compensation
Table above nor the tables on option grants and option exercises below includes information related to the Company's employee stock purchase plan, which is generally available to employees of the Company.


                                                OPTION GRANTS IN LAST FISCAL YEAR
                                                        INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------------------------------
                     NUMBER
                    OF SHARES
                   UNDERLYING                                                                      POTENTIAL REALIZABLE
                     OPTIONS          % OF TOTAL                                                     VALUE AT ASSUMED
                   GRANTED TO           OPTIONS                                                    ANNUAL RATES OF STOCK
                 PURCHASE COMMON      GRANTED TO                                                    PRICE APPRECIATION
                  STOCK OF BBN         EMPLOYEES   EXERCISE       MARKET     EXPIRATION             FOR OPTION TERM(9)
                  OR SPECIFIED         IN FISCAL     PRICE        PRICE         DATE          -------------------------------
     NAME     SUBSIDIARIES(1)(4)(5)     YEAR(6)    ($/SH)(7)    ($/SH)(8)   (2)(3)(4)(5)      0%          5%              10%
     ----     ---------------------   ----------   ---------    ---------   ------------      --          --              ---
George H.
  Conrades           1,000(BBN)(2)        0.05%     $28.875                    1/17/01                $    7,978      $   17,628
                    12,500(BBN)(3)         0.6       18.125       $28.875      1/17/00     $134,375      212,159         301,886
David N.
  Campbell         150,000(BBN)            7.7        35.75                    7/24/02                 2,183,074       5,087,457
                    30,000(PLT)(10)       11.1         8.00                    7/27/05                          (10)            (10)
                    30,000(HRK)(11)       17.2         1.00                     8/4/05                          (11)            (11)
                     30,000(DC)(12)        9.0         3.50                     8/7/05                    66,033(12)     167,339(12)
                       300(BBN)(2)         0.0       28.875                    1/17/01                     2,393           5,288
                     3,750(BBN)(3)         0.2       18.125        28.875      1/17/00       40,312       63,648          90,565
                    40,000(BBN)(13)        2.1        27.50                     5/6/03                   447,810       1,043,581
John T. Kish,
  Jr.                   50(BBN)(2)         0.0       28.875                    1/17/01                       399             881
                       625(BBN)(3)         0.0       18.125        28.875      1/17/00        6,718       10,608          15,094
Paul R.
  Gudonis               50(BBN)(2)         0.0       28.875                    1/17/01                       399             881
                    43,750(BBN)(3)         2.2       18.125        28.875      1/17/00      470,312      742,558       1,056,601
                   110,000(BBN)            5.7       28.875                    1/17/03                 1,293,053       3,013,363
Ralph A.
  Goldwasser        20,000(HRK)(11)       11.4         1.00                     8/4/05                          (11)            (11)
                    23,000(DC)(12)         6.9         3.50                     8/7/05                    50,626(12)     128,293(12)
                       300(BBN)(2)         0.0       28.875                    1/17/01                     2,393           5,288
                     3,750(BBN)(3)         0.2       18.125        28.875      1/17/00       40,312       63,648          90,565
                    38,450(BBN)            2.0        27.50                     5/6/03                   430,457       1,003,142

---------------

 (1) BBN Corporation is designated in the table as "BBN"; BBN HARK Systems Corporation, formerly a wholly-owned subsidiary of BBN, is designated in the table as "HRK"; BBN Planet Corporation, formerly a majority-owned subsidiary of BBN, is designated in the table as "PLT"; and BBN Domain Corporation, formerly a wholly-owned subsidiary of BBN, is designated in the table as "DC".

 (2) These options for BBN shares were granted under the Company's 1986 Stock Incentive Plan replacing options previously granted under the subsidiary option plan for BBN HARK Systems Corporation. These BBN stock options are exercisable as to 25% after one year from grant, an additional 25% after two years, an additional 25% after three years, and the remainder after four years from grant, if the optionee is employed by BBN at the respective date. These options were granted for a term of 5 years.

 (3) These options for BBN shares were granted under the Company's 1986 Stock Incentive Plan replacing options previously granted under the subsidiary option plan for BBN Planet Corporation. These BBN stock options are exercisable as to 50% after 6 months from grant, and the remainder after 12 months from grant, if the optionee is employed by BBN at the respective date. These options were granted for a term of 4 years. The fair market value of the BBN Common Stock on the date of grant was $28.875.

 (4) All BBN options (other than the BBN Planet replacement options) granted in fiscal 1996 to named individuals vest 25% after one year from grant, an additional 25% after two years, an additional 25% after three years, and the remainder after four years from grant, if the optionee is employed by BBN at the respective date. All BBN options (other than the BBN Planet and BBN HARK replacement options)

     were each granted for terms of 7 years. In general, all BBN options, including the BBN Planet and BBN HARK replacement options granted to Messrs. Conrades, Campbell, Kish, Gudonis, and Goldwasser, are subject to termination 60 days following termination of the optionee's employment (180 days, in the event of death). All BBN options (other than the BBN Planet replacement options) were granted at fair market value (closing price of the Company's Common Stock on the New York Stock Exchange) at date of grant. The BBN options replacing options previously granted under the subsidiary option plan of BBN Planet were granted at a reduced price from fair market value, which took into consideration the spread in the estimated BBN Planet stock value and the replaced option's exercise price. The exercise price and tax withholding obligations related to exercise of all BBN options may be paid by delivery of already-owned shares or by offset of the underlying shares, subject to certain conditions.

 (5) All subsidiary options granted in fiscal 1996 vested as to 25% after one year from grant, an additional 25% after two years, an additional 25% after three years, and the remainder after four years from grant, if the optionee was employed at the respective date. None of the options was exercisable until 90 days after the respective company's stock becomes publicly traded. The options were each granted for terms of 10 years, subject to termination 60 days following termination of the optionee's employment (180 days, in the event of death), or if later, 90 days after the company's stock becomes publicly traded. In general, options were granted at the estimated fair value of the company's stock at the date of grant. The exercise price and tax withholding obligations relating to exercise could be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

 (6) Percentage figure is of the total options of shares of the respective company granted in the fiscal year.

 (7) Under the terms of the company's stock option plans, the Committee or the respective board retains the discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

 (8) Market price of the underlying security on the date of grant, if in excess of the exercise price.

 (9) Gains are calculated net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, in stock option exercises are dependent upon the future performance of the respective common stock, as well as the optionee's continued employment through the vesting period, and for subsidiary options, on the respective company's stock becoming publicly traded during the option period. The amounts reflected in these columns may not necessarily be achieved.

(10) These options have been replaced by options for BBN shares. See footnote 3 above.

(11) These options have been replaced by options for BBN shares. See footnote 2 above.

(12) In connection with the recapitalization of BBN Domain Corporation and the July 31, 1996 sale by the Company of the majority of the stock of that company, options for 25% of the optioned shares, at a reformulated price of $0.61 per share, were vested; the remainder were unvested, and were canceled upon the termination of the service relationship of the individual with BBN Domain Corporation.

(13) Options were conditionally granted under a proposed amendment to the Company's 1986 Stock Incentive Plan, subject to stockholder approval at the 1996 Annual Meeting.

    Stock Option Exercises and Options Outstanding.  The table below sets forth information with respect to stock options exercised by the individuals named in the Summary Compensation Table in fiscal year 1996, and the number and value of unexercised options held by such persons on June 30, 1996.

                                OPTION EXERCISES IN FISCAL YEAR 1996 AND YEAR-END OPTION VALUES

                                                              COMPANY AND
                                                            NUMBER OF SHARES
                                                               UNDERLYING                         VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS                     IN-THE-MONEY OPTIONS
                          SHARES                            AT JUNE 30, 1996                        AT JUNE 30, 1996
                        ACQUIRED ON    VALUE     --------------------------------------        -------------------------
         NAME            EXERCISE     REALIZED   COMPANY(1)   EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
         ----           -----------   --------   ----------   -------------------------        -------------------------
George H. Conrades....     -0-           --      BBN             500,000    313,500           $4,687,500(2)   $2,857,813(2)
                                                  DC                   0    100,000(4)                  (3)             (3)(4)
David N. Campbell.....     -0-           --      BBN                   0    194,050(5)                 0          13,594(2)
                                                  DC                   0     30,000(4)                 0                (3)(4)
John Kish.............     -0-           --      BBN               3,750     61,925(6)            13,594(2)      424,297(2)(6)
                                                  DC                   0    300,000                     (3)             (3)
Paul R. Gudonis.......     -0-           --      BBN                   0    203,800                    0         302,344(2)
                                                  DC                   0      5,000(4)                  (3)             (3)(4)
Ralph A. Goldwasser...   28,500       $779,625   BBN              19,000     90,000              164,125(2)      310,906(2)
                                                  DC                   0     30,000(4)                  (3)             (3)(4)

(1) BBN Corporation is designated in the table as "BBN"; and BBN Domain Corporation, formerly a wholly-owned subsidiary of BBN, is designated in the table as "DC".

(2) Represents the excess, if any, between the closing price of the Company's Common Stock on June 28, 1996 and the exercise price of the options.

(3) These options were vested as to 50,000 shares, 0 shares, 150,000 shares, 1,250 shares, and 3,500 shares, respectively, for each of Messrs. Conrades, Campbell, Kish, Gudonis, and Goldwasser at June 30, 1996 but are unexercisable until following public trading of the related common stock, and no public market currently exists for the shares underlying these options. Accordingly, no value in excess of the exercise price has been attributed to these options.

(4) Option amounts in excess of the then-vested portion (vested as to 50,000 shares, 7,500 shares, 1,250 shares, and 9,250 shares, respectively, for each of Messrs. Conrades, Campbell, Gudonis, and Goldwasser) were canceled, unexercised under the terms of the options following the sale by BBN of the majority of the stock of BBN Domain Corporation in July 1996.

(5) Included are options for 40,000 shares which were conditionally granted under a proposed amendment to the Company's 1986 Stock
    Incentive Plan, subject to stockholder approval at the 1996 Annual Meeting (see information under the caption "2. Proposal to
    Amend the 1986 Stock Incentive Plan Relative to Increase in Shares" above).

(6) The exercisability of the options to the extent of 15,000 shares was accelerated upon Mr. Kish leaving the employ of the Company in July 1996, and the remaining unvested options were terminated at that time. The vested options held by Mr. Kish (aggregating
    19,063 shares) may be exercised through the period ending September 27, 1996.

     Change-of-Control Arrangements. The Company has termination agreements with the individuals named in the Summary Compensation Table above, which agreements obligate the respective employee to remain in the employ of the Company during the pendency of any change-of-control proposal. In consideration for such agreement, the Company agrees to pay severance benefits to each such individual, consisting of payment of approximately three times his then most recent five-year average annual salary and cash bonus, together with certain other benefits (including the acceleration of the exercisability of outstanding stock options and continued participation for one year in accident and health insurance) and payment of an amount equal to a "gross-up" payment with respect to any excise taxes payable by the individual as a result of the severance benefits. The benefits are payable in the case of Mr. Conrades if his employment terminates (including a voluntary termination on his part) for any reason other than death, disability, normal retirement, or as the result of commission by him of a felony; the benefits are payable in the case of each of the other named individuals only if his employment is terminated by the Company for any reason other than for "cause" or is terminated by such individual as the result of specified justification, in all cases during a period of two years following a "change of control" of the Company. A change of control is defined to include the acquisition of 30% or more of the Company's then-outstanding stock, and other changes of control as determined by regulatory authorities. Such severance payments would not be reduced for compensation received by the individual from any new employment. The agreements provide that five years after commencement, the change-of-control payment rights may be canceled by the Company by notice given more than 30 days prior to the change of control. The five-year period has run for Mr. Goldwasser. Under the agreements, based upon the average annual compensation paid by the Company to the individual with respect to the last five calendar years or shorter period he has been with the Company (and assuming no gross-up payment), change-of-control cash severance payments would, if payable, be approximately $1,200,000, $900,000, $900,000, $800,000, and $515,000,
respectively, for Messrs. Conrades, Campbell, Kish, Gudonis, and Goldwasser. The agreement with Mr. Kish has terminated as a result of his termination of employment with the Company effective July 31, 1996.

               REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                        ON ANNUAL EXECUTIVE COMPENSATION

     (The following Report of the Compensation and Stock Option Committee on Annual Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934.)

     Report. The Compensation and Stock Option Committee of the Board of Directors (the "Committee") was composed in fiscal 1996 of three outside directors, none of whom is or has been an officer or employee of the Company.

     The Committee is responsible for setting and administering policies which relate to executive compensation and to the incentive compensation and stock ownership programs of the Company, and in that regard, the Committee on an annual basis reviews and evaluates the Company's executive compensation programs. The Company's executive compensation is also subject to periodic review, and approval as to reasonableness, by an audit agency of the Department of Defense.

     The objectives of the Company's executive compensation program are to attract and retain the highest caliber of executive talent, to motivate the individuals to achieve the goals inherent in the Company's business strategies, to link executive and stockholder interests through incentive and equity-based plans, and to provide a compensation package that recognizes individual contributions as well as the financial results of operations. The executive incentive and BBN stock option portions of the Company's executive compensation package are designed to correlate individual performance with operating income and stockholder value, and represent in the aggregate a compensation strategy under which a significant portion of executive compensation (depending on the cash incentive and option awards) may be predicated upon achievement of specified financial goals. The subsidiary option portion of the executive compensation package was designed to encourage an entrepreneurial interest of the executive in, and a collaboration among executives in, the developing subsidiaries of the Company, aligning management's interest in the successful development of the subsidiaries to the overall, long-term interests of the Company's stockholders; however, in fiscal 1996 the Company undertook a program to combine its Internet and internetworking services operations, and to focus its business principally on a range of Internet capabilities. A corollary of this focus was the elimination or sale of subsidiaries. In this connection, the subsidiary option portion of the executive compensation package has been terminated, replaced for those employees covered previously by subsidiary options who remained or became employees of BBN by a replacement option program for shares in BBN.

     The key elements of the Company's executive compensation package are base salary, performance-based cash incentives, and stock options. The Committee establishes the base salary of Mr. Conrades and approves the salaries of the other executive officers, including the executive officers named in the Summary Compensation Table; the Committee establishes the performance-based cash incentive plan for Mr. Conrades; the Committee at the end of the fiscal year reviews cash incentive awards proposed by Mr. Conrades under the incentive program for all of the executive officers other than Mr. Conrades (the Committee and Mr. Conrades jointly reviewed the individual performances of each executive officer other than Mr. Conrades, and the Committee gave significant consideration to Mr. Conrades' views on the performance of each such executive officer); and the Committee during the fiscal year, but not on a fixed schedule, awards all BBN stock options, and in the past has reviewed all stock options granted by subsidiaries. In fiscal 1996, the Committee also reviewed and approved the awards of BBN stock options in connection with the reorganization of the Internet and internetworking activities of the Company's business, including replacing stock options previously granted by certain subsidiaries. The Committee's policies with respect to each of these elements, including the basis for the compensation awards to Mr. Conrades, are discussed below.

     Base Salaries. The base salary for Mr. Conrades was determined by direct negotiations with Mr. Conrades at the time of his hiring in December of 1993, with reference to the then-existing marketplace for executive ability and experience comparable to Mr. Conrades'. The base salary amount, as established in 1993, was continued for fiscal year 1996 without change. In determining what the Committee was willing to approve as a base salary for Mr. Conrades, the Committee focused on the subjective factor of the importance to the

Company of having a chief executive officer with an outstanding business and marketing history who could provide the leadership necessary to improve the Company's performance. (Mr. Conrades also has received relocation expenses reimbursement and other non-recurring benefits in connection with his hiring and relocation, as specified in the Summary Compensation Table provided above.)

     Base salaries for other executive officers of the Company are determined by evaluating subjective factors, including the responsibilities of the position and the experience of the individual, and by referring to the marketplace for executive talent, including a comparison to base salaries for comparable positions with other corporations. In this latter connection, the Committee avails itself of internal, Company-prepared reports, which are based upon major published surveys on salaries (including the American Electronics Association Top Management Survey, the Radford Management Survey, The Mercer Finance, Accounting, and Legal Survey, The Mercer Telecommunications Survey, and SC Chips Executive Alliance Top Management Survey), comparing the Company's executive salaries to survey information on compensation for like positions in public (primarily high technology) corporations of similar size. The Company believes that to be competitive, the mid-point of the salary range for each of the Company's executive categories should be at or near the 50th percentile of the surveyed companies. (The companies in the surveys include some of, but are not the same as, the companies in the peer group index in the Comparison of Five-Year Cumulative Total Return graph included elsewhere in this Proxy Statement.)

     Annual salary adjustments, if any, are determined by the subjective evaluation of each executive officer's performance, with consideration given to the performance of the Company for the preceding year, the responsibilities of the individual, and in the case of officers with responsibility for operating units, the perceived strategic importance of the unit to the future performance of the Company.

     Incentive Compensation Plans. Provisions have been made since 1970 to pay bonuses pursuant to cash incentive plans of the Company. The general bonus program in effect for fiscal 1996 provided for cash incentives, in varying amounts, to be paid out of separate pools for the staffs of the operating units of the Company (BBN Systems and Technologies Division, BBN Domain, BBN Planet, and BBN HARK), for the staff of the Corporate Services unit, and for the members of the executive management staff of the Company (including the CEO) not covered by one of the other plans. The operating units plans for the fiscal year provided for separate pools equal to specific amounts to be awarded in whole or in part based upon the level of attainment of the respective operating unit's operating income and revenue objectives; the corporate staff plan provided for a pool equal to a fixed percentage (10%) of the aggregate total bonus pools of the operating units of the Company, and the executive management staff plan provided for a bonus pool of up to $376,000, in each case payable in whole or in part based upon the level of attainment of operating income and revenue targets for the Company. (Notwithstanding the formulas, the incentive program provided for maximum limits on the pools, and provides a mechanism for the Board of Directors to establish a discretionary pool, when a formula would otherwise result in a more limited pool or no bonuses.) In addition, each of the operating units had at the start of the fiscal year a predetermined pool which, at the discretion of the head of the operating unit, could have been awarded to individuals for notable achievements. Bonuses from this pool were payable at any time during the year.

     Within the pools under the Company's general incentive program, individual bonuses to executive officers are determined by the subjective evaluation of the individual's contribution to the specific unit's performance for the year. No bonus was paid to Mr. Conrades for fiscal 1996 under the general bonus program of the Company. Bonuses totaling $287,500 were paid to the other executive officers of the Company for the fiscal year.

     Upon his hiring, the Committee established an incentive bonus plan for Mr. Conrades under which he is eligible to receive an annual bonus equal to $100,000 if the Company achieves a positive net income (after tax, and after taking into account such bonus) on a quarterly basis; an additional $100,000 if the Company achieves a positive net income of at least $0.25 per share on a quarterly basis; and an additional $200,000 if the Company achieves a positive net income of at least $0.50 per share on a quarterly basis, in each case for a number of consecutive quarters that would indicate that it would be reasonable to expect the respective earnings would continue. The bonus level achieved for each fiscal year, as well as the number of quarters to be taken into account in each determination under the plan, is to be made by the Committee. No bonus was paid under this plan to Mr. Conrades for fiscal 1996.

     Included in the $287,500 paid in bonuses to the executive officers of the Company for the fiscal year was a bonus to Mr. Campbell, $75,000 of which was guaranteed for fiscal 1996 as part of his compensation package agreed to at the time of his employment in 1995.

     Stock Option Plans. Under the standard BBN stock option plans, stock options are granted from time to time but not on a fixed schedule to key persons, including executive officers of the Company. The Committee selects the option recipients and sets the size of stock option awards based upon subjective factors, including primarily the perceived importance of the individual's contribution to the success of the Company, similar to the subjective factors considered in setting base salary, and upon the amount of and value of options otherwise currently held by the individual. The Committee also takes into consideration in granting options to executive officers the relationship of the number of options held by each of the executive officers to a subjective rating of the degree of responsibility of the position held by each officer compared to that of the other executive officers. While not having a target ownership level of Common Stock by executive officers, the Committee has endeavored to motivate executives by granting options at levels that present executives with an opportunity for significant gains, commensurate with gains in stockholder value.

     Stock options are designed to align the interests of the recipients with those of the stockholders of the Company. Stock options are typically granted by the Company with an exercise price equal to the market price of the Company's Common Stock on the date of grant. The options generally vest over four years. Accordingly, the full benefit of the options is realized when stock price appreciation occurs over an extended period.

     The Company, as majority shareholder of BBN Planet Corporation and as sole shareholder of BBN Domain Corporation and BBN HARK Systems Corporation, had previously approved, by action of the Board, stock option programs of those subsidiaries, under which options for shares of the subsidiary's common stock were granted to employees of the subsidiary or of the Company, including certain executive officers of the Company, and to the presidents of the other subsidiaries of the Company. The Committee reviewed the aggregate number of options granted by each subsidiary's board of directors, and reviewed individually options granted by each such board to executive officers of the Company and to the presidents of other subsidiaries. The Committee's review of the option recipients and the size of subsidiary stock options awarded to executive officers of the Company was premised upon subjective factors, including primarily the anticipated support to be provided to the subsidiary by the executive officer and the perceived importance of the individual's contribution to the success of the subsidiary's development. The Committee's review of the size of subsidiary stock options awarded to the presidents of other subsidiaries was premised upon subjective factors, including primarily the desire to encourage collaboration among the subsidiaries and with the Company, for the benefit of the Company as a whole. While the subsidiary options generally vested over four years, they were not exercisable until after the subsidiary's stock became publicly traded. Under the subsidiary option programs, stock of the Company's participating subsidiaries reserved for issuance under option awards was approximately 7% to 12% of the respective subsidiary's outstanding stock.

     In fiscal 1996 the Company undertook a reorganization program to combine its Internet and internetworking services operations, and to focus its business principally on a range of Internet capabilities. A corollary of this focus was the elimination or sale of subsidiaries. In this connection, the portion of the executive compensation package related to subsidiary stock options has been largely terminated, replaced for those employees covered previously by subsidiary options who remained or became employees of BBN by a replacement option program for shares in BBN. In this connection, the Company's Board adopted a 1996 Stock Incentive Plan to provide replacement options to employees (other than certain executive officers, who were granted replacement options under the Company's 1986 Stock Incentive Plan) previously covered by the option programs of certain former subsidiaries and to provide options to individuals (other than executive officers, to whom additional options, if any, were granted under the 1986 Plan) undertaking additional or changed responsibilities as a result of the reorganization. Replacement options for BBN shares have been awarded to recipients of options under the plans of BBN Planet and BBN HARK, in general to the effect that for every 100 shares of stock of BBN Planet covered by a replaced option, the individual received a BBN option for 12.5 shares of BBN stock at an exercise price of $18.125 per share, as to which 50% would vest after 6 months and an additional 50% would vest after 12 months, and that for every 100 shares of stock of BBN HARK covered by a replaced option, the individual received a BBN option for 1 share of BBN stock at an exercise price of $28.875 per share, as to which 25% would vest after 1 year and an additional 25% would vest annually thereafter. The replacement of the BBN Planet options resulted in the grant of options for 222,920 BBN shares (of which 156,670 shares were under the Replacement Plan and 66,250 shares were under the 1986 Stock Incentive Plan) at an option exercise price which was below the market value of BBN shares at the date of grant in an aggregate amount of $2,400,000, which amount will be charged to expense as compensation paid by the Company over the vesting period of such options; $1,800,000 of such charge was recorded in the Company's 1996 fiscal year. The replacement of the BBN HARK options resulted in the grant of options for 5,833 BBN shares (of which 3,983 shares were under the Replacement Plan and 1,850 shares were under the 1986 Stock Incentive Plan) at an option exercise price equal to the market value of BBN shares at the date of grant. In addition to the subsidiary replacement options, options were granted under the Replacement Plan as a result of the reorganization for an aggregate of 607,199 shares to 324 individuals; such options were at option prices equal to the market value of BBN shares at the dates of grant. Options for employees of BBN Domain were reformulated upon the recapitalization of BBN Domain and the sale by the Company of the majority of the stock of that company in July 1996. Following the recapitalization and sale, stock options in BBN Domain held by Mr. Conrades and certain other executive officers of the Company who held options but did not become employees of BBN Domain, remain outstanding, to the extent vested at the time of the sale, at a reformulated price of $0.61 per share. The reformulated price, effected in connection with the recapitalization, equally affected all holders of the class of securities underlying the options.

     In connection with the hiring by the Company of Mr. Conrades in fiscal 1994, and based upon what the Committee deemed necessary and appropriate for the hiring of a person of the capability and experience of Mr. Conrades, he received options for 800,000 shares of BBN Common Stock and 100,000 shares of BBN Domain common stock and 100,000 shares of common stock of LightStream Corporation. Following his hiring, Mr. Conrades received options for 100,000 shares of each of BBN Planet and BBN HARK. The grant of subsidiary options to Mr. Conrades was based upon the Committee's subjective view of the contributions to the operations of the subsidiaries expected to be provided by Mr. Conrades.

     At June 30, 1996, Mr. Conrades owned 32,202 shares of Common Stock of the Company, exclusive of exercisable stock options. He also has options granting him the right to acquire an additional 800,000 shares of Common Stock of the Company, which options are exercisable in full by December 1997, and options for 13,500 shares of Common Stock of the Company (of which 6,250 are vested and exercisable) received in replacement of options held by Mr. Conrades in BBN Planet and BBN HARK. He also has options granting him the right to acquire 50,000 shares of the common stock of BBN Domain (now called Domain Solutions Corporation) which are vested although not currently exercisable. Options in LightStream held by Mr. Conrades were canceled by agreement, without payment to Mr. Conrades, upon the sale by the Company of the assets of that subsidiary. In addition, Mr. Conrades owns $50,000 principal amount of the Company's 6% Convertible Subordinated Debentures due 2012.

     Section 162(m) of the Internal Revenue Code. Subject to specific exemptions for certain performance-based compensation, Internal Revenue Code
Section 162(m) precludes a public corporation from taking a tax deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid executive officers in office on the last day of a tax year.

     The Section 162(m) limits did not affect the Company's tax deductions with respect to compensation paid in the 1996 fiscal year. The fiscal 1996 cash compensation paid by the Company did not, and the fiscal 1997 cash compensation to be paid to the specified individual executive officers of the Company is not expected to, exceed in any case the $1 million figure. Further, it is believed that stock options exercises in fiscal 1996 qualified as performance-based compensation. In general, stock options granted at an exercise price equal to the underlying stock's fair market value under the Company's 1986 Stock Incentive Plan are intended to qualify as performance-based compensation, with the intended result that the deduction of compensation resulting from the exercises of such options would not be affected by the Section 162(m) deduction limit as it may apply in the future. However, during fiscal 1996 certain stock options were granted to the specified individual officers at an exercise price below fair market value of the underlying shares on the date of grant, in replacement of options held by the individuals in BBN Planet; such options were not intended to qualify for exemption from the Section 162(m) limits and consequently the deductibility of any compensation arising by reason of exercises of such options could be affected in the year of exercise by the $1 million deduction limit.

     The Committee will continue to assess the implications of the legislation on executive compensation to determine what action, if any, may be appropriate in the Company's case. In adopting and administering executive compensation plans and arrangements, the Committee will consider whether the deductibility of such compensation will be limited under Section 162(m) and, in appropriate cases, will strive to structure such compensation so that any such limitation will not apply.

     Conclusion. The programs described above are intended to link a significant portion of the Company's executive compensation to individual performance and to corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and improvement in stockholder value, recognizing that economic factors beyond management's control may result in imbalances for particular periods, but that consistent improvement in corporate performance over the long term would inure to the mutual benefit of the Company's executives and its stockholders.

     The foregoing report has been furnished by the members of the Committee during fiscal 1996, Ms. Fjeldstad and Messrs. Hatsopoulos and Wellington.

                         COMPARATIVE STOCK PERFORMANCE

     (The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934.)

     Set forth below is a line graph comparing the market price performance of the Company's Common Stock against the S&P Composite - 500 Stock Index, and the
S&P High Technology Composite Index for the five-year period commencing July 1,
1991 and ending June 30, 1996.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                   BBN'S COMMON STOCK, S&P COMPOSITE 500, AND
                     S&P HIGH TECHNOLOGY COMPOSITE INDICES

                                 [LINE GRAPH]

MEASUREMENT PERIOD
(FISCAL YEAR COVERED)              BBN           S&P 500       S&P HIGH TECH
     6/30/91                       100.00          100.00          100.00
     6/30/92                        64.40          113.41          106.15
     6/30/93                       112.14          128.87          123.98
     6/30/94                       168.21          130.68          134.27
     6/30/95                       383.74          164.75          218.46
     6/30/96                       304.89          207.59          260.30

* Assumes that the value of the investment in the Company's Common Stock and each index was $100 on June 30, 1991; also assumes the reinvestment of any dividends. Composite figures are weighted, based upon the average of month-end market capitalization.

                             SHAREHOLDER PROPOSALS

     In order for any proposal which a shareholder intends to present at the 1997 Annual Meeting of the Company to be eligible for inclusion in the Company's proxy material for that meeting, it must be received by the Clerk of the Company at the Company's office in Cambridge, Massachusetts no later than June 3, 1997.

                                    GENERAL

     The Board of Directors does not know of any business to be presented for action by the shareholders at the Annual Meeting additional to that referred to in the accompanying notice (other than procedural matters, including waiver of the reading of the notice and of the minutes of the prior annual meeting). However, if any additional matters properly come before the Annual Meeting, including rules for the conduct of the meeting, it is the intention of the persons named as proxies to vote the shares to which the proxy relates in accordance with their judgment on such matters, unless instructed to the contrary.

     The expenses of soliciting proxies will be borne by the Company. Officers and regular employees of the Company (who will receive no compensation therefor in addition to their regular salaries) may communicate directly or by mail, telephone, or other communication methods with shareholders to solicit proxies. The Company will also reimburse brokers and other persons for their reasonable charges and expenses in forwarding solicitation material to their principals. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies, and will pay that firm a fee of approximately $5,000 plus expenses.

                                 BBN CORPORATION
                            1986 STOCK INCENTIVE PLAN


              SECTION 1. General Purpose of the Plan; Definitions.

     The name of the plan is the BBN Corporation 1986 Stock Incentive Plan (formerly the Bolt Beranek and Newman Inc. 1986 Stock Incentive Plan, the "Plan"). The purpose of the Plan is to secure for BBN Corporation (the "Company") and its stockholders the benefit of the incentives of Common Stock ownership and the receipt of incentive awards by directors of the Company and by selected key employees of the Company and its subsidiaries, and by other key persons and entities, who contribute to and will be responsible for continued long-term growth of the Company. The Plan is intended to stimulate the efforts of such persons by providing an opportunity for capital appreciation and giving suitable recognition for services which contribute materially to the success of the Company.

     The following terms shall be defined as set forth below:

     a.      "Act" means the Securities Exchange Act of 1934.

     b. "Award" or "Awards" except where referring to a particular category of grant under the Plan shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Deferred Stock Awards, Performance Unit Awards, and Other Stock-based Awards.

     c.      "Board" means the Board of Directors of the Company.

     d. "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations, and interpretations.

     e. "Committee" means the Committee referred to in Section 2. If at any time no Committee shall be in office, the functions of the Committee shall be exercised by the Board.

     f.      "Deferred Stock Award" is defined in Section 9(a).

     g. "Disability" means disability as determined in accordance with standards and procedures similar to those used under the Company's long-term disability program.

     h. "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3) promulgated under the Act, or any successor definition under the Act.

     i. "Fair Market Value" on any given date means the last sale price regular way at which Stock is traded on such date as reflected in the New York Stock Exchange-Composite Transactions Index or, where applicable, the value of a share of Stock as determined by the Committee in accordance with the applicable provisions of the Code.

     j. "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" as defined in the Code.

     k. "Non-employee Director" means an individual who is a director of the Company but who is not a full-time employee of the Company or a Subsidiary.

     l. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     m. "Normal Retirement" means retirement from active employment with the Company and its Subsidiaries on or after the normal retirement date specified in the Company's tax-qualified Retirement Trust Agreement.

     n.      "Other Stock-based Award" is defined in Section 11(a).

     o.      "Performance Unit Award" is defined in Section 10(a).

     p.      "Restricted Stock Award" is defined in Section 8(a).

     q. "Stock" means the Common Stock, $1.00 par value, of the Company, subject to adjustments pursuant to Section 3.

     r. "Stock Appreciation Right" means a right described in Section 7(a) and granted, either independently of other Awards or in tandem with the grant of a Stock Option.

     s. "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 6.

     t. "Subsidiary" means any corporation or other entity (other than the Company) in an unbroken chain beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interest in one of the other corporations in the chain.

     u.      "Unrestricted Stock Award" is defined in Section 8(f).

SECTION  2.  Committee Authority to Select Participants and Determine Awards,
             Etc.

     The Plan shall be administered by a Committee of Directors who are both Disinterested Persons and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code (as construed and applied consistent with proposed or final rules issued thereunder). The Committee shall be appointed by the Board and shall serve at the pleasure of the Board.

     The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          i. to select from among the eligible persons and entities described in Section 4 those to whom Awards may from time to time be granted;

          ii. to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Unrestricted Stock, Deferred Stock, Performance Units, and any Other Stock-based Awards, or any combination of the foregoing, granted to any one or more participants;

          iii. to determine the number of shares to be covered by any Award;

          iv. to determine the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants;

          v. to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

          vi. to adopt, alter, and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related Award Agreements); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.  Shares Issuable Under the Plan; Mergers; Substitution

    a. Shares Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 4,700,000, including shares issued in lieu of or upon reinvestment of dividends arising from Awards. Of this number, 150,000 are reserved and available for issuance under stock options granted to Non-employee Directors under Section 6(m). For purposes of the foregoing limitations and to the maximum extent consistent with continued qualification of the Plan under Section 422 of the Code and Rule 16b-3 promulgated under the Act, Awards and Stock which are forfeited, reacquired by the Company, or satisfied without the issuance of Stock shall not be counted. Subject to such overall limitation, shares may be issued up to such maximum pursuant to any type or types of Award, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

          The maximum number of shares of Stock for which any individual (other than a Non-employee Director) may be issued Stock Options under the Plan during the limitation period shall be 750,000 shares. The maximum number of shares of Stock as to which any individual may be issued Stock Appreciation Rights under the Plan during the limitation period shall likewise be 750,000 shares. For purposes of the two preceding sentences, (i) the limitation period shall be the period beginning January 1, 1994 and ending December 1, 1999, and (ii) Stock Options granted prior to January 1, 1994 but subject to shareholder approval occurring after January 1, 1994 shall be treated as having been granted during the limitation period. The limitations described in this paragraph shall be construed and applied in accordance with
          Section 162(m) of the Code and the regulations thereunder. Subject to the foregoing, a Stock Option or Stock Appreciation Right that is canceled and reissued, or repriced, shall be treated as a new Award, and both the old Award and the new Award shall count against the applicable limit described in this paragraph.

    b. Stock Dividends, Mergers, etc. In the event of a stock dividend, stock split, or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities on which Awards may thereafter be granted, (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution, or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such

          Awards as it may determine, or accelerate, amend, or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances); provided, however, that no adjustment pursuant to this sentence shall affect options granted under subsection (m) of Section 6 of the Plan if the effect of such adjustment shall cause the members of the Committee to fail to be disinterested persons under Section 16(b) of the Act.

    c. Substitute Awards. The Company may grant Awards under the Plan in substitution for stock and stock based awards held by employees of or other persons providing services to another corporation who concurrently become employees of or providers of service to the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. The shares which may be delivered under such substitute Awards shall be in addition to the maximum number of shares provided for in the first paragraph of
          Section 3(a) only to the extent that the substitute Awards are both granted to persons whose relationship to the Company does not make (and is not expected to make) them subject to Section 16(b) of the Act and are granted in substitution for awards issued under a plan approved, to the extent then required under Rule 16b-3 (or any successor rule under the Act) by the stockholders of the entity which issued such predecessor awards.

SECTION 4.  Eligibility.

     Participants in the Plan will be such full or part time officers and other key employees of the Company and its Subsidiaries ("Employees") and other persons or entities who are responsible for or contribute to the management, growth, or profitability of the Company and its Subsidiaries and who are selected from time to time by the Committee. Notwithstanding the foregoing, persons who are directors of the Company, other than any such person who is a full time employee, shall not be eligible for awards under the Plan except as provided in Section 6(m).

SECTION 5.  Limitations on Term and Dates of Awards.

    a. Duration of Awards. Subject to Sections 15(a), 15(c), and 15(d) below, no restrictions or limitations on Awards shall extend beyond 10 years (or 10 years and one day in the case of Non-Qualified Stock Options) from the grant date, except that deferrals, elected by participants, of the receipt of Stock or other benefits under the Plan may extend beyond such date.

    b. Latest Grant Date. No Award shall be granted after December 1, 1999, but then-outstanding Awards may extend beyond such date.

SECTION 6.  Stock Options.

     Any stock option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Incentive Stock Options may be granted only to Employees.

     Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted to the Committee under the Plan be so exercised, so as to disqualify the Plan or, without the consent of the optionee, any Incentive Stock Option under Section 422 of the Code.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

    a. Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be, in the case of Incentive Stock Options, not less than 100% of Fair Market Value on the date of grant and, in the case of Non-Qualified Stock Options, not less than 50% of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of Fair Market Value on the date of grant.

    b. Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the option is granted and no Non-Qualified Stock Option shall be exercisable more than 10 years and one day after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

    c. Exercisability. Stock Options shall be exercisable at such future time or times, whether or not in installments, as shall be determined by the Committee at or after the date of grant. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option.

    d.         [Intentionally left blank.]

    e. Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check or other instrument acceptable to the Committee. As determined by the Committee, in its discretion, at (or, in the case of Non-Qualified Stock Options, at or after) the time of grant, payment in full or in part may also be made in the form of shares of Stock not then subject to restrictions under any Company plan (but which may include shares the disposition of which constitutes a disqualifying disposition for purposes of obtaining incentive stock option treatment for federal tax purposes), unless the Board should in any case determine otherwise. Such surrendered shares shall be valued at Fair Market Value on the exercise date. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

    f. Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

    g. Termination by Death. If an optionee's employment by or other service relationship with the Company and its Subsidiaries terminates by reason of death, the Stock Option may thereafter be exercised, both as to that portion which was exercisable by the optionee immediately prior to death and, except as otherwise determined by the Committee, as to any remaining portion, by the legal representative or legatee of the optionee, for a period of three years (or such other period, not to exceed three years, as the Committee shall specify at or after the time of grant) from the date of death or until the expiration of the stated term of the option, if earlier.

    h. Termination by Reason of Disability. Any Stock Option held by an optionee whose employment by or whose service relationship with the Company and its Subsidiaries has terminated, or who has been designated an inactive employee, by reason of Disability may thereafter be exercised to the extent it was exercisable at the time of the earlier of such termination or such designation (or on such accelerated basis as the Committee shall at any time determine prior to such termination or designation) for a period of three years (or such other period, not to exceed three years, as the Committee shall specify at or after the time of grant) from the date of such termination of employment or other service relationship or designation or until the expiration of the stated term of the option, if earlier. Except as otherwise provided by the Committee at the time of grant, the death of an optionee during the final year of such exercise period shall extend such period for one year following death, or until the expiration of the stated term of the option, if earlier. The Committee shall have the authority to determine whether a participant has been terminated or designated an inactive employee by reason of Disability.

    i. Termination by Reason of Normal Retirement. If an optionee's employment by the Company and its Subsidiaries terminates by reason of Normal Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent that it was then exercisable (or on such accelerated basis as the Committee shall at any time determine) for a period of three years (or such other period, not to exceed three years, as the Committee shall specify at or after the time of grant) from the date of Normal Retirement or until the expiration of the stated term of the option, if earlier. Except as otherwise provided by the Committee at the time of grant, the death of an optionee during the final year of such exercise period shall extend such period for one year following death, or until the expiration of the stated term of the option, if earlier.

    j. Other Termination. Unless otherwise determined by the Committee, if an optionee's employment by or other service relationship with the Company or its Subsidiaries terminates for any reason other than death, Disability or Normal Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable on the date of termination of employment or other termination of the service relationship (or on such accelerated basis as the Committee shall determine at or after the time of grant) for a period of sixty
          (60) days (or such longer period up to three years as the Committee shall specify at or after the time of grant) from the date of termination of employment or other termination of the service relationship or until the expiration of the stated term of the option, if earlier, provided, that if the optionee's employment or other service relationship is terminated for "cause" as a result of the optionee's misconduct which, in the judgment of the Committee, casts discredit on him or her, or is otherwise harmful to the business, interests or reputation of the Company, its parent, or a Subsidiary, all Stock Options shall terminate immediately.

          For purposes of the preceding paragraph, if an optionee's employment by the Company or its Subsidiaries is terminated under circumstances entitling the optionee to cash severance pay under any written severance plan, program, policy, or agreement of the Company or its Subsidiaries in force at the time of such termination of employment (a "Severance Program"), then except as otherwise determined by the Committee any Stock Option held by the optionee at termination of employment shall be treated as "exercisable on the date of termination of employment" as to those shares for which it was in fact exercisable immediately prior to termination of employment plus any additional shares for which it would have become exercisable during the severance period (as hereinafter defined) had the optionee remained employed by the Company or its Subsidiaries. For purposes of the preceding sentence, the severance period in the case of any terminated employee entitled to severance under a Severance Program shall be the period of weeks over which his or her cash severance, if paid as salary continuation, would have been paid (whether or not such severance is in fact so paid in such form).

    k. Incentive Stock Options. Notwithstanding any designation of a Stock Option as an Incentive Stock Option, such Stock Option shall be treated for tax purposes as a Non-Qualified Stock Option to the extent prescribed under Section 422(d) of the Code.

    l. Form of Settlement. Subject to Sections 15(a), 15(c), and 15(d) below, shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as provided in the following sentence. The Committee may provide at time of grant that the shares to be issued upon the exercise of a Stock Option shall be in the form of Restricted Stock or Deferred Stock, or may reserve the right to so provide after time of grant.

    m. Options Granted to Non-employee Directors. Subject to the limits and adjustment provisions set forth in Section 3, each Non-employee Director serving in such position on the third business day following the date of each annual meeting of the stockholders of the Company (such third day being hereinafter referred to as the "determination date") shall be granted effective as of the determination date a Non-Qualified Stock Option covering 3,000 shares of Stock. The option price under such Stock Option shall be the fair market value of the Stock on the determination date. If, on account of the limit set forth in the second sentence of Section 3(a), there are insufficient shares as of any determination date to permit the grant of a Stock Option covering 3,000 shares (as adjusted) to each Non-employee Director then eligible for a grant, the number of shares available for grant shall be allocated evenly (disregarding any fractional shares) among the Non-employee Directors then eligible for a grant (an "incomplete grant"), and if additional shares later become available under said limit while any such Non-employee Director who received an incomplete grant remains a Non-employee Director and during the terms of the Plan, such Non-employee Director shall be granted automatically upon such availability a supplemental Non-Qualified Stock Option covering a number of shares equal to the lesser of (a) 3,000 shares (appropriately adjusted pursuant to Section
          3) less the number of shares (as so adjusted) covered by the incomplete grant, or (b) the number of shares then available under
          Section 3, subject to allocation among Non-employee Directors in accordance with the preceding provisions of this paragraph. The option price of any supplemental Stock Option shall be the fair market value of the Stock on the date of grant (i.e., the date of the availability of additional shares).

          Each Stock Option granted under this subsection (m) may be exercised as follows:

          (1) (A) 25% of the shares subject to such Stock Option may be purchased commencing one year after the date of grant, and

                 (B) an additional 25% of such shares may be purchased commencing on the second, third, and fourth anniversaries of the date of grant; and

          (2) subject to (1) above, such Stock Option may only be exercised during the five-year period beginning on the date the Stock Option is granted.

          To the extent that a Stock Option granted hereunder to a Non-employee Director is not exercised when it initially becomes exercisable, it shall be carried forward and be exercisable until the expiration of the term of such Stock Option as described in (2) above; provided, that if the Non-employee Director ceases to be a Director for any reason other than death, mandatory retirement by reason of age, or Disability, any Stock Option held by such Non-employee Director may thereafter be exercised, as to that portion of the Stock Option which was exercisable immediately prior to the date the optionee ceased to be a Director, only within the three-month period beginning from such date (but in no event beyond the five-year term described in (2) above); and further provided, that if a Non-employee Director ceases to be a Director by reason of death, mandatory retirement by reason of age, or Disability, any Stock Option held by such Non-employee Director immediately prior to his or her ceasing to be a director, whether or not then exercisable, shall be exercisable in whole or in part at any time within the three-month period beginning from the date on which the individual so ceased to be a director (but in no event beyond the five-year term described in (2) above) and then shall terminate.

          All options granted under this subsection (m) may be exercised by delivery of cash and/or Stock.

          Non-employee Directors shall not be granted any Award or Grant under this Plan (including any Stock Appreciation Right or Supplemental Grant) other than Stock Options as specifically provided hereunder.

SECTION 7.  Stock Appreciation Rights; Discretionary Payments.

    a. Nature of Stock Appreciation Right. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock (or forms of payment permitted under paragraph (e) below) or a combination thereof having a value equal to (or if the Committee shall so determine at time of grant, less than) the excess of the Fair Market Value of a share of Stock on the date of exercise over the Fair Market Value of a share of Stock on the date of grant (or over the option exercise price, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

    b. Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with, or independently of, any Stock Option granted under the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Right may be granted either at or after the time of the grant of such option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Right may be granted only at the time of the grant of the option.

          A Stock Appreciation Right or applicable portion thereof granted in tandem with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

    c. Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

          i. Stock Appreciation Rights granted in tandem with Stock Options shall be exercisable only at such time or times and to the extent that the related Stock Options shall be exercisable.

          ii. Upon the exercise of a Stock Appreciation Right, the applicable portion of any related Stock Option shall be surrendered.

          iii. Stock Appreciation Rights granted in tandem with a Stock Option shall be transferable only with such Stock Option. Stock Appreciation Rights shall not be transferable otherwise than by will or the laws of descent and distribution. All Stock Appreciation Rights shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

          iv. A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be exercised only when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such option.

    d. Discretionary Payments. Notwithstanding that a Stock Option at the time of exercise shall not be accompanied by a related Stock Appreciation Right, if the market price of the shares subject to such Stock Option exceeds the exercise price of such Stock Option at the time of its exercise, the Committee may, in its discretion, cancel such Stock Option, in which event the Company shall pay to the person exercising such Stock Option an amount equal to the difference between the Fair Market Value of the Stock to have been purchased pursuant to such exercise of such Stock Option (determined on the date the Stock Option is canceled) and the aggregate consideration to have been paid by such person upon such exercise. Such payment shall be by check or in Stock (or in a form of payment permitted under paragraph (e) below) having a Fair Market Value (determined on the date the payment is to be made) equal to the amount of such payments or any combination thereof, as determined by the Committee. The Committee may exercise its discretion under the first sentence of this paragraph (d) only in the event of a written request of the person exercising the option, which request shall not be binding on the Committee.

    e. Settlement in the Form of Restricted Shares or Rights to Receive Deferred Stock. Subject to Sections 15(a), 15(c), and 15(d) below, shares of Stock issued upon exercise of a Stock Appreciation Right or as a Discretionary

          Payment shall be free of all restrictions under the Plan, except as provided in the following sentence. The Committee may provide at time of grant in the case of a Stock Appreciation Right (and at the time of payment in the case of a Discretionary Payment) that such shares shall be in the form of shares of Restricted Stock or rights to acquire Deferred Stock, or in the case of a Stock Appreciation Right may reserve the right to so provide at any time after the time of grant. Any such shares and any shares subject to rights to acquire Deferred Stock shall be valued at Fair Market Value on the date of exercise of the Stock Appreciation Right or the date the Stock Option is cancelled in the case of Discretionary Payments.

    f. Rules Relating to Exercise. In the case of a participant subject to the restrictions of Section 16(b) of the Act, no stock appreciation right (as referred to in Rule 16b-3(e) or any successor Rule under the Act) shall be exercised (and no request or payment under paragraph (d) above shall be honored or made) except in compliance with any applicable requirements of Rule 16b-3(e) or any successor rule. Notwithstanding paragraph (a) above, in the event of such exercise (or request and payment) during an exercise period currently prescribed by such rule, the Committee may prescribe, by rule of general application, such other measure of value as it may determine but not in excess of the highest per share closing sale price of the Common Stock reported on the New York Stock Exchange Composite Transactions Index during such period and, where a Stock Appreciation Right relates to an Incentive Stock Option, not in excess of an amount consistent with the qualification of such Stock Option as an "incentive stock option" under Section 422 of the Code.

SECTION 8.  Restricted Stock; Unrestricted Stock.

    a. Nature of Restricted Stock Award. A Restricted Stock Award is an Award entitling the recipient to acquire shares of Stock for a purchase price (which may be zero), subject to such conditions, including a Company right during a specified period or periods to repurchase such shares at their original purchase price (or to require forfeiture of such shares, if the purchase price was zero) upon the participant's termination of employment or other service relationship, as the Committee may determine at the time of grant. The original purchase price, if any, shall be determined by the Committee, but if any purchase price is payable in an amount which exceeds the lesser of the par value of the shares or 10% of the fair market value of the Common Stock on the award date, it shall be equal to at least 50% of the fair market value of the Common Stock on the award date.

    b. Award Agreement. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company by certified or bank check or other instrument acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a Restricted Stock Award Agreement in such form as the Committee shall determine.

    c. Rights as a Shareholder. Upon complying with paragraph (b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability restrictions and Company repurchase or forfeiture rights described in this Section and subject to any other conditions contained in the Award Agreement. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are free of any restrictions under the Plan.

    d. Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment or other service relationship of the participant with the Company and its Subsidiaries for any reason, such shares shall be resold to the Company at their purchase price, or forfeited to the Company if the purchase price was zero, except as set forth below.

          i. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the Restricted Stock and the obligation to resell such shares to the Company shall lapse. The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 13, amend any conditions of the Award.

          ii. Except as may otherwise be provided in the Award Agreement, in the event of termination of employment or other service relationship of a participant with the Company and its Subsidiaries for any reason (including death), the participant or the participant's legal representative shall offer to resell to the Company, at the price paid therefor, all Restricted Stock, and the Company shall have the right to purchase the same at such price, or if the price was zero to require forfeiture of the same, provided that except as provided in the Award Agreement, the Company must exercise such right of repurchase or forfeiture not later than the 60th day following such termination of employment or other service relationship.

    e. Waiver, Deferral, and Investment of Dividends. The Restricted Stock Award Agreement may require or permit the immediate payment, waiver, deferral, or investment of dividends paid on the Restricted Stock.

    f. Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at a purchase price not to exceed the lesser of the par value of the shares or 10% of the fair market value of the Common Stock at the time of sale) to any participant shares of Stock free of restrictions under the Plan ("Unrestricted Stock"). Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration. Any sale of Unrestricted Stock must take place within 60 days after the time of grant of the right to purchase such shares.

SECTION 9.  Deferred Stock Awards.

    a. Nature of Deferred Stock Award. A Deferred Stock Award is an award entitling the recipient to acquire shares of Stock without payment in one or more installments at a future date or dates, all as determined by the Committee. The Committee may also condition such acquisition on the attainment of specified performance goals.

    b. Award Agreement. A participant who is granted a Deferred Stock Award shall have no rights with respect to a such Award unless within 60 days of the grant of such Award or such shorter period as the Committee may specify, the participant shall have accepted the Award by executing and delivering to the Company a Deferred Stock Award Agreement.

    c. Restrictions on Transfer. Deferred Stock Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered. Rights with respect to such Awards shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

    d. Rights as a Shareholder. A participant receiving a Deferred Stock Award will have rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate for shares of Deferred Stock only upon satisfaction of all conditions therefor specified in the Deferred Stock Award Agreement.

    e. Termination. Except as may otherwise be provided in the Award Agreement, a participant's rights in all Deferred Stock Awards shall automatically terminate upon the participant's termination of employment by or other service relationship with the Company and its Subsidiaries for any reason (including death).

    f. Acceleration, Waiver, etc. At any time prior to the participant's termination of employment or other service relationship the Committee may in its discretion accelerate, waive, or, subject to Section 13, amend any or all of the restrictions or conditions imposed under any Deferred Stock Award.

    g. Payments in Respect of Deferred Stock. Without limiting the right of the Committee to specify different terms, the Deferred Stock Award Agreement may either make no provisions for, or may require or permit the immediate payment, deferral, or investment of amounts equal to, or less than, any cash dividends which would have been payable on the Deferred Stock had such stock been outstanding, all as determined by the Committee in its sole discretion.

SECTION 10.   Performance Unit Awards.

    a. Nature of Performance Units. A Performance Unit Award is an award entitling the recipient to acquire cash or shares of Stock, or a combination of cash and Stock, upon the attainment of specified performance goals. The Committee in its sole discretion shall determine whether and to whom Performance Unit Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Unit. Performance Units may be awarded independent of or in connection with the granting of any other Award under the Plan.

    b. Award Agreement. A participant shall have no rights with respect to a Performance Unit Award unless within 60 days of the grant of such Award or such shorter period as the Committee may specify, the participant shall have accepted the Award by executing and delivering to the Company a Performance Unit Award Agreement.

    c. Restrictions on Transfer. Performance Unit Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered, and if exercisable over a specified period, shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

    d. Rights as a Shareholder. A participant receiving a Performance Unit Award will have rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Unit Award only upon satisfaction of all conditions therefor specified in the Performance Unit Award Agreement.

    e. Termination. Except as may otherwise be provided by the Committee at any time prior to termination of employment or other service relationship, a participant's rights in all Performance Unit Awards shall automatically terminate upon the participant's termination of employment by or other service relationship with the Company and its Subsidiaries for any reason (including death).

    f. Acceleration, Waiver, etc. At any time prior to the participant's termination of employment by or other service relationship with the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive, or, subject to Section 13, amend any or all of the goals, restrictions, or conditions imposed under any Performance Unit Award.

    g. Exercise. The Committee in its sole discretion shall establish procedures to be followed in exercising any Performance Unit, which procedures shall be set forth in the Performance Unit Award Agreement. The Committee may at any time provide that payment under a Performance Unit shall be made, upon satisfaction of the applicable performance goals, without exercise by the participant. Except as otherwise specified by the Committee, (i) a Performance Unit granted in tandem with a Stock Option may be exercised only while the Stock Option is exercisable, and (ii) the exercise of a Performance Unit granted in tandem with any Award shall reduce the number of shares subject to the related Award on such basis as is specified in the Performance Unit Award Agreement.

SECTION 11.  Other Stock-Based Awards; Supplemental Grants.

    a. Nature of Awards. The Committee may grant other Awards under which Stock is or may in the future be acquired ("Other Stock-based Awards"). Such awards may include, without limitation, debt securities convertible into or exchangeable for shares of Stock upon such conditions, including attainment of performance goals, as the Committee shall determine. Subject to the purchase price limitations in paragraph (b) below, such convertible or exchangeable securities may have such terms and conditions as the Committee may determine at the time of grant. However, no convertible or exchangeable debt shall be issued unless the Committee shall have provided (by Company right of repurchase, right to require conversion or exchange, or other means deemed appropriate by the Committee) a means of avoiding any right of the holders of such debt to prevent a Company transaction by reason of covenants in such debt.

    b. Purchase Price; Form of Payment. The Committee may determine the consideration, if any, payable upon the issuance or exercise of an Other Stock- based Award. However, no shares of Stock (whether acquired by purchase, conversion, or exchange or otherwise) shall be issued unless (i) issued at no cost to the recipient (or for a purchase price not in excess of the lesser of the par value of the Shares or 10% of the Fair Market Value of the Stock as of the time of sale), or (ii) sold, exchanged, or converted by the Company, and the Company shall have received payment for such Stock or securities so sold, exchanged, or converted equal to at least 50% of Fair Market Value of the Stock on the grant or effective date, or the exchange or conversion date, under the Award, as specified by the Committee. The Committee may permit payment by certified check or bank check or other instrument acceptable to the Committee or by surrender of other shares of Stock (excluding shares then subject to restrictions under the Plan).

    c. Forfeiture of Awards; Repurchase of Stock; Acceleration or Waiver of Restrictions. The Committee may determine the conditions under which an Other Stock-based Award shall be forfeited or, in the case of an Award involving a payment by the recipient, the conditions under which the Company may or must repurchase such Award or related Stock. At any time the Committee may in its sole discretion accelerate, waive, or, subject to Section 13, amend any or all of the limitations or conditions imposed under any Other Stock-based Award.

    d. Award Agreements. A participant shall have no rights with respect to any Other Stock-based Award unless within 60 days after the grant of such Award (or such shorter period as the Committee may specify) the participant shall have accepted the Award by executing and delivering to the Company an Other Stock-based Award Agreement.

    e. Nontransferability. Other Stock-based Awards may not be sold, assigned, transferred, pledged, or encumbered except as may be provided in the Other Stock-based Award Agreement. However, in no event shall any Other Stock-based Award be transferred other than by will or by the laws of descent and distribution or be exercisable during the participant's lifetime by other than the participant or the participant's legal representative.

    f. Rights as a Shareholder. A recipient of any Other Stock-based Award will have rights of a shareholder only at the time and to the extent, if any, specified by the Committee in the Other Stock-based Award Agreement.

    g. Deemed Dividend Payments; Deferrals. Without limiting the right of the Committee to specify different terms, an Other Stock-based Award Agreement may require or permit the immediate payment, waiver, deferral, or investment of dividends or deemed dividends payable or deemed payable on Stock subject to the Award.

    h. Supplemental Grants. The Company may in its sole discretion make a loan to the recipient of an Award hereunder, either on or after the date of grant of such Award. Such loans may be made either in connection with the exercise of a Stock Option, a Stock Appreciation Right, or an Other Stock-based Award, in connection with the purchase of shares under any Award, or in connection with the payment of any federal income tax in respect of income recognized under an Award. The Committee shall have full authority to decide whether to make a loan hereunder and to determine the amount, term, and provisions of any such loan, including the interest rate (which may be zero) charged in respect of any such loan, whether the loan is to be secured or unsecured, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan hereunder shall provide or reimburse to the borrower the amount used by him for the payment of the par value of any shares of Common Stock issued, have a term (including extensions) exceeding ten years in duration, or be in an amount exceeding the total exercise or purchase price paid by the borrower under an Award or for related Stock under the Plan plus an amount equal to the cash payment permitted in the following paragraph.

          The Committee may at any time authorize a cash payment, in respect of the grant or exercise of an Award under the Plan or the lapse or waiver of restrictions under an Award which shall not exceed the amount which would be required in order to pay in full the federal income tax due as a result of income recognized by the recipient under both the Award and such cash payment, in each case assuming that such income is taxed at the regular maximum marginal rate applicable to individuals under the Code as in effect at the time such income is includable in the recipient's income. Subject to the foregoing, the Committee shall have complete authority to decide whether to make such cash payments in any case, to make provision for such payments either simultaneously with or after the grant of the associated Award, and to determine the amount of each such payment.

SECTION 12.  Transfer, Leave of Absence, Etc.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     a. a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

     b. an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

          For purposes of Section 6(j), Section 8(a), Section 8(d), Section 9(e), Section 9(f), Section 10(e) and Section 10(f), except as otherwise determined by the Committee an optionee employed as an employee by the Company and its Subsidiaries shall be treated as having incurred a termination of employment by or other service relationship with the Company and its Subsidiaries on the date he or she ceases to be an employee, whether or not he or she continues to provide services to the Company or its Subsidiaries on some other basis.

SECTION 13.   Amendments and Termination.

     The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. However, no such amendment, unless approved by stockholders, shall be effective if it would cause the Plan to fail to satisfy the incentive stock option requirements of the Code or the requirements of Rule 16b-3 or any successor rule under the Act as in effect on the date of such amendment.

SECTION 14.  Status of Plan.

     With respect to the portion of any Award which has not been exercised and any payments in cash, stock, or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 15.  General Provisions.

     a. No Distribution; Compliance with Legal Requirements, etc. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

          No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     b. Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan does not confer upon any employee or other person any right to continued employment or the continuation of any service relationship with the Company or a Subsidiary, nor does it interfere in any way with the right of the Company or a Subsidiary to terminate the employment or other service relationship that may exist between it and any person.

     c. Tax Withholding, etc. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     d. Cancellation of Awards. The Committee may provide, with respect to any Award, that the Award shall be cancelled or rescinded and any associated shares forfeited, and that the participant be obligated to pay to the Company any gain received upon exercise or vesting, in the event that the participant competes with the Company or its Subsidiaries, discloses confidential information of the Company or its Subsidiaries, or otherwise is not in compliance with any provision of the Award, in each case on such terms and conditions as the Committee considers appropriate in the circumstances.

                               BBN CORPORATION


                      ANNUAL MEETING - NOVEMBER 6, 1996
P
R
O       The undersigned hereby appoints George H. Conrades and Nancy J.
X   Nitikman as proxies and each or either of them as proxy with full power of
Y substitution to each, to vote and act at the Annual Meeting of Shareholders of BBN Corporation (notice and proxy statement in respect of which have been received by the undersigned) and at any and all adjournments thereof, upon and in respect of all shares of Common Stock as to which the undersigned may be entitled to vote or act, with all powers the undersigned would possess if personally present. The proxies are hereby instructed upon the matters specified in the notice of the meeting as indicated on the reverse side. The proxies are hereby instructed to vote in their discretion upon such other business as may properly come before the meeting.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS INDICATED, AND IF NO INSTRUCTION IS INDICATED, WILL BE VOTED FOR ELECTING DIRECTORS AS SET FORTH IN ITEM (1), AND FOR PROPOSALS (2) AND (3).

                                                                   -----------
                                                                   SEE REVERSE
                                                                     SIDE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE       -----------

/X/ Please mark
    votes as in
    this example

1. Electing all the nominees listed below (or if any nominee is not available for election, such substitute as the Directors may designate).

NOMINEES: as Class I Directors: George H.
Conrades, Stephen R. Levy

         FOR              WITHHOLD
         BOTH             FROM BOTH
         NOMINEES         NOMINEES

           / /              / /

/ /_______________________________________________
 For both nominees except as noted above



                                                      FOR AGAINST ABSTAIN
2.    Authorizing amendment to the Company's
      1986 Stock Incentive Plan relating to an        / /   / /     / /
      increase in number of shares available.

                                                      FOR AGAINST ABSTAIN

3.    Ratifying the selection of Coopers & Lybrand
      L.L.P. as auditors of the Company.              / /   / /     / /



             MARK HERE
            FOR ADDRESS              DISCONTINUE
             CHANGE AND   / /         MULTIPLE  / /
            NOTE AT LEFT              MAILINGS

Please sign exactly as your name appears. If acting as attorney, executor, trustee, or in other representative capacity, sign name and title.

Signature:                                                  Date
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Signature:                                                  Date
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
VOTING INSTRUCTIONS                                          VOTING INSTRUCTIONS

                       BBN CORPORATION RETIREMENT TRUST
                                BBN STOCK FUND

        Please return this card in the enclosed postage paid envelope to the First National Bank of Boston, P.O. Box 1628, Boston, Massachusetts 02105.

        The undersigned directs the Trustees of the BBN Corporation Retirement Trust to vote the shares of BBN Common Stock, represented by the undersigned's fractional interest in the Trust's BBN Stock Fund, at the Annual Meeting of Shareholders of BBN Corporation to be held in the Enterprise Room, 5th Floor, State Street Bank Building, 225 Franklin Street, Boston, Massachusetts, on Wednesday, November 6, 1996, at 10:30 a.m. The Trustees are fully authorized to vote such shares upon the matters specified in the notice of the meeting as indicated on the reverse side and, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof. The Trustees are authorized to vote such shares in person or by proxy.

        THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BBN CORPORATION BY THE TRUSTEES. SHARES OF BBN COMMON STOCK HELD IN THE BBN STOCK FUND FOR WHICH NO DIRECTIONS ARE TIMELY RECEIVED WILL BE VOTED BY THE TRUSTEES IN PROPORTION TO THOSE SHARES FOR WHICH THEY DO RECEIVE TIMELY VOTING INSTRUCTIONS.

                                                                    -----------
                                                                    SEE REVERSE
                                                                       SIDE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE        -----------

/X/ Please mark
    votes as in
    this example

1. Electing all the nominees listed below (or if any nominee is not available for election, such substitute as the Directors may designate).

NOMINEES: as Class I Directors: George H.
Conrades, Stephen R. Levy

         FOR              WITHHOLD
         BOTH             FROM BOTH
         NOMINEES         NOMINEES

           / /              / /

/ /_______________________________________________
 For both nominees except as noted above



                                                      FOR AGAINST ABSTAIN
2.    Authorizing amendment to the Company's
      1986 Stock Incentive Plan relating to an        / /   / /     / /
      increase in number of shares available.

                                                      FOR AGAINST ABSTAIN

3.    Ratifying the selection of Coopers & Lybrand
      L.L.P. as auditors of the Company.              / /   / /     / /



             MARK HERE
            FOR ADDRESS              DISCONTINUE
             CHANGE AND   / /         MULTIPLE  / /
            NOTE AT LEFT              MAILINGS

Please sign exactly as your name appears. If acting as attorney, executor, trustee, or in other representative capacity, sign name and title.

Signature:                                                  Date
          -------------------------------------------------      ---------------


Signature:                                                  Date
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